No securities regulatory authority has expressed an opinion about these securities and it is an offence to claim otherwise. This prospectus constitutes a public offering of these securities only in those jurisdictions where they may be lawfully offered for sale and therein only by persons authorized to sell such securities. The securities offered herein have not been and will not be registered under the United States Securities Act of 1933, as amended, and, subject to certain exceptions, may not be offered or sold within the United States or to U.S. persons. See ‘‘Plan of Distribution’’.

Initial Public Offering

August 2, 2006

CADISCOR RESOURCES INC.

(an exploration company)

Maximum Offering:  $8,500,000 (5,590,000 Flow-Through Common Shares and 2,910,000 Units)

Minimum Offering:  $5,000,000 (2,706,000 Flow-Through Common Shares and 2,294,000 Units)

Flow-Through Common Shares at a price of $1.00 per share
and
Units comprising
One (1) Common Share and one-half (1/2) Warrant at a price of
$1.00 per Unit

Cadiscor Resources Inc. (“Cadiscor” or the “Corporation”) hereby offers for sale (the “Offering”) the following:

– Flow-Through Common Shares:	A minimum of 2,706,000 ($2,706,000) and a maximum of 5,590,000 ($5,590,000) flow-through common shares of Cadiscor (the “Flow-Through Common Shares”) at a price of $1.00 per share; and
– Units:

A minimum of 2,294,000 ($2,294,000) and a maximum of 2,910,000 ($2,910,000) Units, each Unit being comprised of one (1) common share of Cadiscor ( “Common Share”) at the price of $1.00 per share and one-half (1/2) share purchase warrant ( “Warrant”), each whole Warrant entitling its holder to subscribe for one (1) additional Common Share at the price of $1.25 at any time in the 18 months following the Closing (as hereinafter defined).

The Flow-Through Common Shares and the Units are hereinafter collectively referred to as the “Securities”.  The Subscriber may separately purchase Flow-Through Common Shares or Units.

The price of the Securities has been determined by negotiation between the Corporation and Dundee Securities Corporation, Canaccord Capital Corporation and Haywood Securities Inc. (collectively, the “Agent”).

TAX INCENTIVES

The Corporation intends to use the proceeds from the subscription of the Flow-Through Common Shares to incur Canadian exploration expenses, as such term is defined in the attached Subscription Agreement (the “CEE”) and renounce such CEE in favour of the subscribers of the Flow-Through Common Shares.  See  “USE OF PROCEEDS” and “CANADIAN FEDERAL INCOME TAX CONSIDERATIONS”.

	Number	Offering Price to the Public	Agent's Fees(1)	Net Proceeds to the Corporation(2)
Flow-Through Common Shares

[MTL_LAW\1001938\9]

Unit	1 1	$1.00 $1.00	$0.07 $0.07	$0.93 $0.93
Minimum Offering – Flow-Through Common Shares –Units	2,706,000 2,294,000	$2,706,000 $2,294,000	$189,420 $160,580	$2,516,580 $2,133,420
Maximum Offering –Flow-Through Common Shares – Units	5,590,000 2,910,000	$5,590,000 $2,910,000	$391,300 $203,700	$5,198,700 $2,706,300

1.

The Agent will be entitled to a fee of 7% of the offering price of the Securities. The Agent will also receive, as additional consideration, a number of Broker Warrants equal to 7% of the number of Common Shares (including the Flow-Through Common Shares) sold under the Offering, each Broker Warrant entitling it to acquire one additional Common Share at the price of $1.00 within 18 months following the Closing. The Broker Warrants are also qualified by this Prospectus.  The Corporation has also agreed to pay the legal fees, subject to a maximum of $40,000, and expenses of the Agent.

2.

Before deduction of the Expenses of Issue, estimated at $250,000, which will be paid by the Corporation with the proceeds from the subscription of Units.

3.

This Prospectus also qualifies the distribution of 1,000,000 Common Shares to be issued to GéoNova Explorations Inc. pursuant to the GéoNova Agreement described under “Properties of the Corporation – Discovery Property – Mining Claims”.  No remuneration will be paid to the Agent concerning such issuance of shares.

The Securities are highly speculative in nature due to the Corporation’s activities. Mineral exploration is highly speculative and involves material risks. The Securities are more suited to persons who can accept the risks inherent in holding shares of a mineral exploration company. No guarantee can be given that an economically viable deposit will be discovered. See "Risk Factors".

There is currently no market through which the securities of the Corporation may be sold and purchasers may not be able to resell securities purchased under this Prospectus.  The TSX Venture Exchange (the “TSX-V”) has however conditionally approved the listing of the Common Shares, including those offered pursuant to this Prospectus, and listing will be subject to fulfilling all of the listing requirements of the TSX-V.

The Agent conditionally offers the Securities on a commercially reasonable efforts basis, subject to prior sale, if, as and when issued and accepted by the Corporation in accordance with the terms and conditions of the Agency Agreement described under "Plan of Distribution", and subject to the approval of certain legal matters by Gowling Lafleur Henderson LLP, on behalf of the Corporation, and by Miller Thomson LLP, on behalf of the Agent.

Subscriptions for the Securities will be received subject to rejection or allotment, in whole or in part, and the right is reserved to close the subscription books at any time without notice.  The completion of the sale of the Securities (the “Closing”) will take place on such day or days as the Agent and the Corporation may mutually agree upon (each referred to herein as a “Closing Date”).  Provided that the Minimum Offering is subscribed for, it is expected that an initial Closing will occur on or about August 17, 2006 or such date as may be agreed to by the Corporation and the Agent, but in any event no later than August 30, 2006.  The Offering will not continue for a period of more than 90 days after the date of the receipt for the final Prospectus if subscriptions representing the Minimum Offering are not obtained within the 90 days period, unless the Autorité des marchés financiers, the Agent and each of the subscribers within such period consent to its continuation.  The Agent, pending Closing of the Minimum Offering, will hold all subscription funds received pursuant to the provisions of the Agency Agreement.  If the Minimum Offering is not so subscribed, the subscription proceeds received by the Agent in connection with the Offering will be returned to subscribers without interest or deduction unless such subscribers have otherwise instructed the Agent.  The Units will separate at Closing and no certificate representing the

Units will be issued.  Certificates representing the Flow-Through Common Shares, the Common Shares and the Warrants will be available for delivery at Closing.  See “Plan of Distribution”.

Dundee Securities Corporation Four Bentall Centre Suite 3424 1055 Dunsmuir Street P.0. Box 49207 Vancouver, B.C. V7X 1K8

Canaccord Capital Corporation 2300-609 Granville Street Vancouver, B.C. V7Y 1H2	Haywood Securities Inc. 2000-400 Burrard Street Vancouver, B.C. V6C 3A6

TABLE OF CONTENTS

SUBSCRIPTION PROCEDURE

5

PROSPECTUS SUMMARY

6

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

7

TAX ASPECTS OF AN INVESTMENT IN FLOW-THROUGH COMMON SHARES

9

THE CORPORATION

10

BUSINESS OF THE CORPORATION

10

PROPERTIES OF THE CORPORATION

10

USE OF PROCEEDS

27

DIRECTORS AND OFFICERS

28

DIRECTORS’ AND OFFICERS’ REMUNERATION

30

PROMOTER

31

STOCK OPTIONS

31

DESCRIPTION OF AUTHORIZED CAPITAL

31

CAPITAL STRUCTURE

32

PRINCIPAL SHAREHOLDERS

32

INTEREST OF MANAGEMENT AND OTHERS IN MATERIAL TRANSACTIONS

32

DIVIDEND POLICY

33

DETAILS OF THE OFFERING

33

SECURITIES HELD BY THE DIRECTORS AND OFFICERS

34

PLAN OF DISTRIBUTION

34

EXPERTS

36

RISK FACTORS

36

PRIOR SALES

39

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

39

AUDITORS, TRANSFER AGENT AND REGISTRAR

43

MATERIAL CONTRACTS

43

LEGAL PROCEEDINGS

44

OTHER MATERIAL FACTS

44

PURCHASER’S STATUTORY RIGHTS

44

FINANCIAL STATEMENTS

45

AUDITORS’ CONSENT

54

CERTIFICATE OF THE CORPORATION

55

CERTIFICATE OF THE AGENT

56

SCHEDULE “A”

57

SUBSCRIPTION PROCEDURE

The subscriptions for Flow-Through Common Shares will be made by the Agent or any other registered dealer authorized by the Agent, as agent for the purchasers of Flow-Through Common Shares (the “Subscribers”), the whole pursuant to the Subscription Agreement referred to under “Details of the Offering”.

The subscriptions for Units will be made directly by the Agent or any other registered dealer authorized by the Agent and no subscription agreement will have to be executed.

PROSPECTUS SUMMARY

The following is a summary of the principal features of this distribution and should be read together with the more detailed information and financial data and statements contained elsewhere in this Prospectus.

Corporation:

The Corporation was incorporated on March 6, 2006 following a decision of Strateco Resources Inc. (“Strateco”) to create a subsidiary into which all the gold exploration assets of Strateco, being the Discovery Property and the Montbray Property, would be transferred, thus permitting Strateco to focus its exploration efforts on properties with uranium potential.

Pursuant to an agreement dated May 10, 2006, the Corporation purchased the Discovery Property and the Montbray Property from Strateco in consideration for the issuance to Strateco of 20,000,000 Common Shares and the assumption by the Corporation of various amounts payable by Strateco in relation with these two properties, the whole subject to certain conditions, including:

i)

the approval of such sale and of the reduction of the stated capital of Strateco by the shareholders of Strateco, which approval was obtained on June 20, 2006;

ii)

the closing of an initial public offering by the Corporation; and

iii)

the listing of the Common Shares on a recognized stock exchange.

Following the issuance to Strateco by the Corporation of the 20,000,000 Common Shares and the Closing of the Offering, Strateco will reduce its stated capital by an amount of $3,200,172 payable through a distribution to the shareholders of Strateco of the 20,000,000 Common Shares held by Strateco.  The shareholders of record of Strateco on the day immediately preceding the date of listing of the Common Shares of the Corporation on the TSX-V will be eligible to receive the 20,000,000 Common Shares, in proportion to the number of shares of Strateco held by them on that date.

After the Closing of the Offering, the business of the Corporation will essentially pertain to the exploration of mining properties with potential for the discovery of gold and base metals deposits, with a view to commercial operation. The Corporation will then not have any properties in production but will own two mining properties in Québec totalling 152 mining claims for a total surface area of 4,567 hectares.  The Discovery Property is located north of Lebel-sur-Quévillon and the Montbray Property is located south of LaSarre.

See “The Corporation”, “Business of the Corporation” and “Properties of the Corporation”.

Offering:	A minimum of 2,706,000 ($2,706,000) and a maximum of 5,590,000 ($5,590,000) Flow-Through Common Shares at a price of $1.00 per share; and

A minimum of 2,294,000 ($2,294,000) and a maximum of 2,910,000 ($2,910,000) Units, each Unit being comprised of one (1) Common Share at the price of $1.00 per share and one-half (1/2) Warrant, each whole Warrant entitling its holder to subscribe for one (1) additional Common Share at the price of $1.25 at any time in the 18 months following the Closing.

Use of Proceeds:

The net proceeds of the Offering, after payment of the Agent’s Fee but before deduction of the Expenses of Issue, will be $4,650,000 in the case of the Minimum Offering and $7,905,000 in the case of the Maximum Offering.

The net proceeds of the Offering will be allocated as follows:

		Minimum Offering	Maximum Offering
	Exploration work on the Discovery Claims Block	$2,706,000	$4,850,000
	Exploration work on the Cameron Claims Block	–	$740,000
	Payment of the balance of the purchase price of the Discovery property	$275,000	$275,000
	Reimbursement of advances to Strateco	$225,000	$225,000
	Expenses of issue	$250,000	$250,000
	Working capital	$1,194,000	$1,565,000
	See “Use of Proceeds”.
Risk Factors:

The acquisition of the Units offered under the terms of the Prospectus involves several risks, notably (i) the risks related to exploration and extraction, (ii) environmental and other regulation, (iii) title to property, (iv) the risks related to financing and development, (v) commodities prices, (vi) competition, (vii) uninsured risks, (viii) conflicts of interest, (ix) dependence on management, (x) speculative nature of the securities of the Corporation and (xi) the risks related to the tax treatment of the Flow-Through Common Shares.  See “Risk Factors”.

CAUTIONARY STATEMENT REGARDING FORWARD LOOKING STATEMENTS

This Prospectus contains “forward-looking statements” which reflect management’s expectations regarding the Corporation’s future growth, results of operations, performance and business prospects and opportunities.  Wherever possible, words such as “anticipate”, “believe”, “plan”, “expect”, “intend” and similar expressions have been used to identify these forward-looking statements.  These statements reflect management’s current beliefs and are based on information currently available to management.  Forward-

looking statements involve significant risks and uncertainties.  A number of factors could cause actual results to differ materially from the results discussed in the forward-looking statements, including those listed in the “Risk Factors” section of this Prospectus.  Although the forward-looking statements contained in this Prospectus are based upon what management believes to be reasonable assumptions, the Corporation cannot assure prospective purchasers that actual results will be consistent with these forward-looking statements.  These forward-looking statements are made as of the date of this Prospectus and the Corporation assumes no obligation to update or revise them to reflect new events or circumstances.

TAX ASPECTS OF AN INVESTMENT IN FLOW-THROUGH COMMON SHARES

The following table illustrates, for each $1,000 invested in Flow-Through Common Shares, the total estimated deductions available to Subscribers in 2006, the estimated tax savings and the resulting estimated after tax-cost, based on the assumption that the Subscribers are individuals residing in either of the provinces mentioned below, as the case may be, and that they are taxed at the combined provincial and federal maximum marginal rate as of the date hereof.  This table further assumes:

(a)

that the Subscriber meets the conditions prescribed by the Income Tax Act (Canada), as amended from time to time (the “Tax Act”) as outlined under the heading “Canadian Federal Income Tax Considerations”; and

(b)

that all the proceeds from the Flow-Through Common Shares will be incurred as CEE in the province of Québec not later than December 31, 2006.

	British Columbia	Alberta	Ontario	Québec
Exploration expenses	$1,000	$1,000	$1,000	$1,000
Presumed Maximum Combined Federal & Provincial Marginal Tax Rate(1)	43.70%	39.00%	46.41%	48.22%
Tax Savings	$437	$390	$464	$602(2)
Investment Tax Credit(3)	$150	$150	$150	$150
Total Tax Savings(4)	$587	$540	$614	$752
After-Tax Cost	$413	$460	$386	$248

(1)

The maximum combined federal and provincial marginal rate was calculated for a Subscriber who is an individual residing in the applicable one of the provinces indicated above, by using the information available as of the date hereof and without taking into account the tax consequences of any potential capital gain resulting from the sale of the Flow-Through Common Shares ; there is no guarantee that those maximum rates will not be subject to change.

(2)

Assumes that a Subscriber who is a resident in the Province of Québec is entitled to the additional Québec deductions in regards to certain eligible CEE incurred in the Province of Québec.  The Province of Québec allows for a special tax deduction of up to 150% of certain eligible exploration expenses incurred by a qualifying entity for exploration carried out in the Province of Québec.  In addition to a base deduction of 100% for CEE, a resident of the Province of Québec may be entitled to an additional deduction of 25% in respect of certain exploration expenses incurred in the Province of Québec by a qualified corporation.  Such a resident may also be entitled to a supplementary deduction of 25% in respect of certain surface mining exploration expenses incurred in the Province of Québec by a qualified corporation.

(3)

A Subscriber who is an individual may use this non refundable tax credit to reduce his or her federal income tax.  The cumulative CEE of an individual at the end of a taxation year will be reduced from the amount of this tax credit claimed in the preceding taxation year.  The negative balance of an individual’s cumulative CEE account must be included in computing that individual’s income for the year.  As a result, if a Subscriber does not purchase any flow-through common shares in 2007, his or her cumulative CEE account for 2007 will be negative and he or she will be required to include that amount in computing his or her income tax liability for 2007.

(4)

These totals do not reflect any negative cumulative CEE account for a Subscriber described in note (3) above.  The tax benefits resulting from these deductions may be limited by the alternative minimum tax regime under the Tax Act.

THE FOREGOING TABLE IS PROVIDED FOR ILLUSTRATIVE PURPOSES ONLY AND DOES NOT CONSTITUTE AN OPINION ON THE TAX CONSEQUENCES OF AN INVESTMENT IN THE FLOW-THROUGH COMMON SHARES.  BOTH FEDERAL, BRITISH COLUMBIA, ALBERTA, ONTARIO AND QUÉBEC INCOME TAX DEDUCTIONS AND TAX RATES ARE SUBJECT TO CHANGE.  SUBSCRIBERS SHOULD CONSULT THEIR OWN TAX ADVISORS ON THE TAX CONSEQUENCES OF AN INVESTMENT IN THE FLOW-THROUGH COMMON SHARES.  SEE “CANADIAN FEDERAL INCOME TAX CONSIDERATIONS”.

THE CORPORATION

Cadiscor was incorporated under the Canada Business Corporations Act (the “CBCA”) by statutes issued on March 6, 2006 under the business name of 6532039 Canada Inc.  The Corporation subsequently changed its business name to Cadiscor Resources Inc. by Articles of Amendment dated April 5, 2006.

The registered office, head office and principal place of business of the Corporation are located at 1225 rue Gay-Lussac, Boucherville, Québec J4B 7K1.

The Corporation has been incorporated following the decision of Strateco to create it as a subsidiary into which all the gold exploration assets of Strateco, being the Discovery Property and the Montbray Property, would be transferred, thus permitting Strateco to focus its exploration efforts on properties with uranium potential.

Cadiscor has agreed to purchase the Discovery Property and the Montbray Property from Strateco pursuant to an agreement dated May 10, 2006 (the “Cadiscor Agreement”), the terms of which are described under “Properties of the Corporation – Discovery Property – Mining Claims”.

The shareholders of Strateco approved on June 20, 2006 the sale of the Discovery Property and the Montbray Property to the Corporation as well as the reduction of the stated capital of Strateco.  Following the issuance to Strateco by the Corporation of the 20,000,000 Common Shares and the Closing of the Offering, Strateco will reduce its stated capital by an amount of $3,200,172 payable through a distribution to the shareholders of Strateco of the 20,000,000 Common Shares held by Strateco.  The shareholders of record of Strateco on the day immediately preceding the date of listing of the Common Shares on the TSX-V will be eligible to receive the 20,000,000 Common Shares, in proportion to the number of shares of Strateco held by them on that date.

BUSINESS OF THE CORPORATION

After the Closing of the Offering, the business of the Corporation will essentially pertain to the exploration of mining properties with potential for the discovery of gold and base metal deposits, with a view to commercial production. The Corporation will then not have any properties in production but will own the two properties described hereinafter under “Properties of the Corporation”.

Mineral exploration and development of mining properties with potential for the discovery of gold and base metal deposits will constitute the principal business of the Corporation for the coming years.  Moreover, in the course of realizing its objective, the Corporation will be called upon to enter into various agreements specific to the mining industry, such as purchase or option agreements to purchase mining claims and joint venture agreements.

PROPERTIES OF THE CORPORATION

After the Closing of the Offering, the Corporation will own two mineral exploration properties in Québec, Canada, that together comprise 152 mining claims for a total surface area of 4,567 hectares. The Discovery property is located north of Lebel-sur-Quévillon while the Montbray property is located south of La Sarre.

Detailed information for these properties is as follows:

Property	Mining Claims	Area (hectares)	Interest	Mineralization
Montbray Discovery	28 124	1,120 3,447	100% 100%(1)	Au Au

1)

Subject to the royalties described hereinafter under “Discovery Property – Mining Claims”.

DISCOVERY PROPERTY

Property Description and Location

The Discovery property is the result of the merger of the Discovery project (the “Discovery Claims Block”) and the Cameron project (the “Cameron Claims Block”).

The Discovery property is located approximately 45 km northwest of the town of Lebel-sur-Quévillon, Québec and consists of a total of 124 mining claims in Desjardins and Bruneau townships for a total surface area of 3,447 hectares.

Mining Claims

Pursuant to the Cadiscor Agreement, the Corporation purchased the Discovery Property and the Montbray Property from Strateco on the following conditions and for the following consideration:

(1)

issuance to Strateco of 20,000,000 common shares at $0.16 per share for an aggregate value of $3,200,172;

(2)

assumption by the Corporation of the balance of the sale price payable to GéoNova Explorations Inc. (“GéoNova”) pursuant to a sales agreement between Strateco and GéoNova dated February 15, 2006 (the “GéoNova Agreement”), as follows:

(i)

payment of $275,000 to GéoNova on or before August 30, 2006;

(ii)

issuance to GéoNova of common shares of the Corporation qualified by prospectus of an aggregate value of $1,000,000, or at the option of the Corporation, payment of $1,000,000 in cash, on or before August 30, 2006 (the Corporation has since elected to issue Common Shares to GeoNova, all of which will be qualified for distribution under this Prospectus);

(iii)

assumption by the Corporation of a 2% net smelter return (“NSR”) royalty payable to GéoNova pursuant to the GéoNova Agreement;

(iv)

assumption by the Corporation of royalties payable to third parties pursuant to the GéoNova Agreement;

(3)

reimbursement of amounts paid to GéoNova by Strateco pursuant to the GéoNova Agreement, including $25,000 paid upon the acceptance of the offer dated February 15, 2006, and $200,000 paid on May 30, 2006.

The closing of the purchase under the Cadiscor Agreement is subject to certain conditions to be met on or before August 30, 2006, including:

(i)

approval of the sale of the Discovery Property and the Montbray Property by the shareholders of the Company,

(ii)

closing of an initial public offering of common shares of the Corporation; and

(iii)

listing of the Common Shares on a recognized Canadian exchange.

In addition to the 2% NSR royalty payable to GéoNova, royalties in connection with certain parts of the Discovery property are payable to third parties in the event of commercial operation, as follows:

(i)

from 1% to 3% NSR to Homestake Canada Inc. in connection with 27 claims;

(ii)

a 1% NSR and a 20% net profits interest to Noranda Inc. in connection with 14 claims; and

(iii)

the greater of 2% NSR or $1.00 per tonne to Messrs. J.J. Martel and B. Borduas in connection with 38 claims.

The shareholders of Strateco approved on June 20, 2006 the sale of the Discovery Property and the Montbray Property to the Corporation as well as the reduction of the stated capital of Strateco.  Following the issuance to Strateco by the Corporation of the 20,000,000 Common Shares and the Closing of the Offering, Strateco will reduce its stated capital by an amount of $3,200,172 payable through a distribution to the shareholders of Strateco of the 20,000,000 Common Shares held by Strateco.  The shareholders of record of Strateco on the day immediately preceding the date of listing of the Common Shares on the TSX-V will be eligible to receive the 20,000,000 Common Shares, in proportion to the number of shares of Strateco held by them on that date.

The following text is taken from the technical reports dated (i) May 5, 2006, as revised on July 21, 2006, concerning the Discovery Claims Block and (ii) May 9, 2006, as modified on July 26, 2006, concerning the Cameron Claims Block, prepared by InnovExplo Inc., an independent consulting firm, in compliance with Canadian National Instrument 43-101 (NI-43-101). Mr. Carl Pelletier, B.Sc., P.Geo, assisted by Mr. Luc Théberge, M.Sc., P.Geo and by Mr. Julien Davy, B.Sc., P.Geo, was given the technical report mandate for the Discovery Claims Block.  Mr. Carl Pelletier, B.Sc., P.Geo and Mr. Alain Carrier, M.Sc., P.Geo, assisted by Mrs. Christine Beausoleil, B.Sc., P.Geo and Mr. Luc Théberge, M.Sc., P.Geo, were given the technical report mandate for the Cameron Claims Block. The Discovery property was visited by these professionals on several occasions while exploration was in progress.

Accessibility, Climate, Local Resources, Infrastructure and Physiography

A network of all-weather logging roads provides easy access to the Discovery property. A working railway transects the property from north to south. Power grids are located within 20 km of the property limits.

The area surrounding the properties is characterized by generally flat, low-elevation, forested ground with small bogs and swampy areas. This area was logged many years ago and has been re-vegetated to a large extent.

The region experiences cold winters and generally warm summers. Temperatures in January are often below –20oC, while mid 20oC is common from June to September. Snow accumulation and freeze-up of lakes begin in November and generally remain until April or early May.

History

Discovery Claims Block

Prospecting for gold started as early as 1930 in the area. The most significant historical prospect in the area was the Flordin Mine, which was discovered in 1935 (815,737 tonnes at 5.1 g/t Au) and lies only a few kilometers east of Discovery. Florence River Gold Mines Ltd., Flordin Mines Ltd., Mattagami Lake Mines Ltd., Sullivan Mines, Bachelor Lake Gold Mines and Cambior were all involved in Flordin at some stage between 1940 and 1998.

A resurgence of exploration took place between 1975 and 1990, leading to the detection of the “Discovery Zone” by Homestake Mineral Development Company (“HMDC”). At about the same time, several other orebodies were discovered and/or developed in the northern portion of the Abitibi region, such as Casa-Bérardi by Inco, Vezza by Dundee-Palliser and Agnico Eagle, Douay by Vior-Inco, Grevet by Serem, and Golden Hope by Noramco-Teck.

More specifically, the following work was done on or near the Discovery Claims Block:

•

1935 – Flordin Mines Ltd. conducted a program of trenching, diamond drilling and underground work. By 1940, Florence River Gold Mines Ltd. and Flordin Mines Ltd. had outlined 91,000 tonnes of ore grading an average of 0.32 oz/t Au along 200 metres of strike.

•

1937 – Work was first carried out by American Metal Co. Ltd. Magnetic and electromagnetic surveys were conducted in the central part of the property (GM-0571711).

•

1957 – Bruneau Mines carried out diamond drilling to test zinc and lead occurrences and a short coincident EM-magnetic anomaly located in central Bruneau Township. The program returned narrow intersections with sub-economic zinc, lead and copper values, and traces of gold in a felsic-to-intermediate tuff unit. Three short diamond drill holes tested a geophysical target and intersected a carbonate- and pyrite-bearing zone grading 0.09 oz/t Au over 1.95 metres. No further exploration work is documented for that period and the true location of the auriferous intersection remains uncertain.

•

1960 – Kerr-Addison Gold Mines Ltd. and Roberval Mining Corp completed electromagnetic and magnetic surveys followed by three diamond drill holes in the northeastern part of the property (GM-10899 and GM-10918). The tuffaceous units were intersected and conductors correspond to massive and semi-massive pyrrhotite with quartz-carbonate veins and stringers.

•

1973 – Release of an airborne electro-magnetic survey by the Quebec government (Relevés Géophysique Inc., 1981).

•

1976 – Matagami Lake Mines’ magnetic and aerial electromagnetic survey included the Desjardins property (GM-34373).

•

1981 – James Bay Development Corporation carried out geological, magnetic, electromagnetic and geochemical surveys in the western part of the property (GM-38573).

•

1984 – Kerr Addison Mines Limited conducted geological surveys and soil geochemical survey on the Discovery Claims Block in the eastern portion of Bruneau Township (GM-41119). Esso

1 This number refers to the assessment file number assigned by the Ministère des Ressources Naturelles du Québec for all public assessment work reports.

Mineral and HMDC: Bernard Borduas (contractor for these companies) found erratic auriferous blocks grading 65.8 g/t Au on the Kerr Addison Mines Limited claims. These companies did some stripping work and found the Discovery showing.

•

1986 – A 100X100m grid system was established for VLF and magnetic surveys (unpublished company report). Reconnaissance IP and Max Min surveys (JVX Ltd., 1987) were subsequently carried out to confirm potential drill targets (internal report). A total of 63 diamond drill holes (9,972 m) were completed from 1987 to 1990. Mineral resources in the Discovery zone were estimated at 340,000 tonnes grading 4.46 g/t Au (GM-14999, GM-47191, GM-50368).

•

1989 – Cominco carried out a pedogeochemical survey and prospecting on the southwestern part of the property (GM-49098).

•

1991 – International Corona Corporation optioned the Discovery Claims Block from HMDC and drilled four boreholes for a total of 2,354 m.

•

1994 – 2002 – GéoNova optioned the properties from HMDC and prospectors Borduas and Martel performed geophysical and geological surveys, did some stripping and land surveying, and drilled 92 boreholes (40,267 m) on both properties. In 1997 and 1998, preliminary metallurgical studies were carried out on composite core samples.

•

2002 – 2003 – Strateco optioned the Discovery Claims Block from GéoNova and drilled 15 holes and 8 wedges (NQ size) for a total of 8,991 metres. Twelve holes were drilled in the West and East lenses, with three holes drilled along the eastern extension of the gabbro sill. Another two holes and two wedges were abandoned before they reached the targeted mineralization.

- August 2002	SRK prepared an independent technical report for the Discovery Claims Block;
- September 2002	SRK performed a structural analysis of the Discovery Claims Block;
- October 2002	SRK carried out a structural interpretation of the Discovery Claims Block and surrounding area based on detailed and regional geophysical (magnetic and EM) data;
- October 2003

SRK prepared the Discovery Claims Block resource estimate and technical report. The resource estimate is calculated using a 3D block model and solid model for the gabbro. Based on a 3 g/t Au cut-off and uncut assays, indicated resources stand at 276,000 tonnes grading 4.94 g/t Au and inferred resources total 1.6 million tonnes at a grade of 4.31 g/t Au.

•

2004 – Strateco drilled six diamond drill holes and four wedges for a total of 4,444 m. The objectives of the program were to better define the core of the high-grade East lens and to explore the area of Sector 600 E. The lines in the southwest portion of the grid were refurbished and a detailed ground magnetic survey was done. A 3D geological model and 3D inversion of the magnetic survey were completed by Myra Géoscience Ltée. In order to identify new areas of interest along the 3.5 km-long gabbro sill.

•

2006 – Strateco mandated InnovExplo Inc. to revise the Discovery geological and structural model and calculate a new resource estimate based on the new model. The polygon method was used on a longitudinal section. At a 3.00 g/t cut-off, indicated resources total 381,100 tonnes grading 6.73 g/t Au, with inferred resources of 847,200 tonnes grading 6.35 g/t Au.

History

Cameron Claims Block

•

December 2002 and March 2003: Strateco staked 55 contiguous mining claims (Cameron Claims Block) adjacent to the Discovery Claims Block. Agreement with GéoNova was amended in September 2003 to include the Cameron Claims Block;

•

June 2003: Strateco carried a ground magnetic survey;

•

November 2003: Strateco drilled two stratigraphic holes for a total of 942 metres. One hole intersected 0.46 g/t Au over 6.40 m.

•

Spring 2004: Strateco drilled seven holes totalling 2,411 metres to investigate geophysical anomalies;

•

December 2005 – January 2006: Strateco drilled ten holes totalling 2,547 metres to evaluate the gold potential of the deformation zone on the central and northwest portion of the claims.

Geological Setting and Mineralization

The Discovery property is located at the north centre of the Archean (2750-2698 Ma) Abitibi Greenstone Belt, a subprovince of the Superior Province. The geological units in the Discovery area belong to the monocyclic volcanic segment of the “Northern Volcanic Zone”, and more precisely to the Vezza-Bruneau volcano-sedimentary belt (Dussault, 1990; Dussault et Joly, 1991), at the southeastern extremity of the Harricana-Turgeon furrow (Lacroix, 1989). The general metamorphism degree is to greenschist facies.

The host rock for the gold mineralization is a multi-phase gabbro sill at the assemblage top of the Southern Volcanites at 50 to 100 meters from the contact with the Taïbi Group sediments. The gabbro has a relatively steady thickness of approximately 60 meters in the western part of the Discovery zone (lines 8+00 W to 4+00 W), widening gradually to 125 meters to the southeast towards line 0+00 W, 220 meters in the Sector 600 (6+00 E), and more than 400 meters towards line 14+50 E, probably due to a NE-SW intersecting fault system and/or folding.

The mineralization of the Discovery property is hosted within a 10-50 m thick heterogeneous shear zone (mylonites) affecting a gabbro sill. The gold-bearing shear zone, striking N120°-130° with a 80°-90° dip, is sub-parallel to a gabbro sill and can be traced over five km. The known gold deposits are found in a 2.6 kilometre-long section of the shear, noteworthy for its location in a highly magnetite-rich (northern side) sub-unit of the gabbro sill.

Three zoned mineral alteration facies are seen around the core of gold mineralization in the shear. Only the highly ankeritic altered schistose rocks with quartz-albite-biotite-pyrrhotite-pyrite±magnetite are economically gold-bearing.

The mineralized zones at Discovery were reviewed and re-interpreted by InnovExplo (C. Pelletier) during the course of the 2006 mineral resource estimate. The zones were interpreted along strike over a distance of 1,200 m (between sections 1,050mW and 150mE) from surface to a vertical depth of –750 m.

Geological interpretation led to the identification of four well-defined gold-bearing zones, from north to south: the “A”, “B”, “C” and “D” gold-bearing zones, all hosted in the Discovery shear corridor. Locally, some branching or splays of the zones can occur. In cross-sections and on level plans, the gold-bearing zones have thicknesses of between 0.5 to 15 m (mean 3-4 m) and occur as planar bodies with gently curvilinear contours, sometimes irregular and discontinuous due to boudinaged deformation and/or a complex initial permeability network configuration within anastomosed shear zones.

Higher-grade shoots on the “B” zone form typically elongated, vertical lenses (400 m vertical x 100 m E-W x 1.6 m horizontal width; 350 m vertical x 125 m E-W x 2.0 m (locally reaching 6.0 m) horizontal width; 250 m vertical x 100 m E-W x 3.0 m (locally reaching 6.0 m horizontal width)). These ore shoots plunge steeply (65°-70°) to the west. The “B” zone contains almost all the ounces of the Discovery gold deposit.

One of the most significant geological and structural features for gold mineralization on the Cameron Claims Block is the occurrence of the WNW segment of the Cameron Deformation Zone (CDZ) that cuts the property from its NW to its SE corner. Gold mineralization models in this setting (CDZ) corresponds to “late-orogenic gold deposits” (syn- to late-tectonic hydrothermal deposits) with pyritic replacement rich in iron-carbonates and with some quartz-carbonate veins and veinlets.

Anomalous gold values have been obtained in the CDZ, in the central and northwest part of the Cameron Claims Block, near the intersection with the Douay Deformation Zone (DDZ). The DDZ corresponds to the eastern extension of the Casa Berardi tectonic zone. On the property, hole CAM-03-02, drilled in 2003, returned promising anomalous gold results (0.46 g/t Au over 6.4 metres from 401.4 to 407.8 m).

Drilling

Discovery Claims Block

The objective of the 2004 drilling program was to better define the high-grade core zone of the East lens of the Discovery zone and to further explore the Sector 600 where hole BD-03-76 drilled on section 6+00 E returned two significant intersections of 7.00 g/t Au over 1.75 m (1.2 m, true width) and 6.09 g/t Au over 2.2 m (1.6 m, true width). Six holes and four NQ-size wedges (47.6 mm) were drilled for a total of 4444 m. It should be noted that two drill holes (BD-04-77 and BD-04-80) representing a total of 131 m of drilling were abandoned before reaching their targets due to significant deviation.

Hole BD-04-77A and wedges BD-04-77B and –77C defined the high-grade core zone of the East lens more clearly. Hole BD-04-77B returned one major intersection of 10.76 g/t Au over a true width of 6.7 m.  An area of 70 meters by 60 meters is still to be filled between drill holes B-97-87A, B-97-73, BD-04-77C and BD-03-69. The East lens remains open in depth below hole B-97-84 (12.44 g/t over 2.0 m) between levels –465 and –600 meters. However, hole BD-03-74 and wedge BD-04-74A have indicated lens closure below the –600-meter level.

Holes BD-03-76, BD-04-78, BD-04-79 and BD-04-79A returned gold intersections of interest in the Sector 600. Gold mineralization in this area is probably limited to a block between sections 5+50 E and 7+50 E, delimited by two NE-SW intersecting faults. One of the intersections consists of quartz-carbonate-biotite-pyrrhotite- pyrite enveloping alteration haloes of a fairly constant width of 1 to 1.5 m. The best intersections, 7.00 g/t Au over 1.2 m and 5.12 g/t over 1.0 m, were obtained from holes BD-03-76 and BD- 04-79A respectively. The other intersections in hole BD-04-79 and wedge BD-04-79A consist of well-mineralized hydrothermal breccia with respective thicknesses of 3.4 m and 3.7 m, located along a major shear. These intersections imply an opening along the structure at a vertical depth of –550 meters. The best intersection of 5.15 g/t over 2.3 meters was obtained from wedge BD-04-79A.

The area between sections 3+00 E and 5+50 E and below level –500 m shows limited potential due to the low intensity of hydrothermal alteration and magnetism seen in holes BD-03-75 and BD-04-80A.

The 3D magnetic inversion study has identified new drill targets below level –500 m.

Cameron Claims Block

Strateco carried out drilling program in December 2005 and January 2006. The objective of this program was to evaluate the economic potential on the fringe of the auriferous deformation and alteration replacement zones (with veins and quartz-carbonate-pyrite veinlets) documented in the CDZ (drill hole CAM-03-02).

During the 2005-2006 diamond drilling program, a total of ten holes (2,547 metres) were drilled (CAM-05-10 to 13, and CAM-06-14 to 19, NQ core size). A total of 16 samples were selected for whole-rock geochemistry analysis and 303 samples for economic analysis (Au; Au-Ag-Cu-Zn).

In the area of hole CAM-03-02, anomalous gold values of 0.36 g/t Au over 0.8 metres, 0.40 g/t Au over 1.6 metres and 0.35 g/t Au over 2.1 metres were obtained (CAM-05-10). A gold grade of 6.22 g/t Au over 0.40 metres (3.14 g/t Au initial assay (½ core) and 9.25 g/t Au repeat assay (¼ core)) obtained in hole CAM-05-11 (from 269.2 to 269.6 m) is sufficient to warrant additional drilling. This grade in altered andesites is associated with calcite-pyrrhotite-pyrite veinlets and traces of sphalerite.

Hole CAM-05-10 returned anomalous zinc values (491 ppm Zn over 11.67 m from 269.63 to 281.3 m) in a unit structurally and stratigraphically located directly below a sub-circular magnetic anomaly. Also, a quartz porphyric felsic volcanic unit was intercepted in drill hole CAM-05-13. These assay values in zinc and geological features also highlighted some potential for volcanic massive sulfide mineralization.

Sampling Method and Approach

Sampling techniques varied little through the three stages of activity on the Discovery property. Assay samples were collected on half core to provide sample of variable length depending on geology, but no longer than 1.5 m. Early samples were collected by mechanically splitting the core in half. From 1996 onward, assay samples from presumed mineralized sections were collected by sawing the core in half.  The remaining half is put back in core boxes as a witness. The core is in good condition and there is no evidence of misplaced pieces. Samples tags are generally still readable. However, tags are loose under the retained core segment either at the beginning or end of each sample.

Samples collected by GéoNova were assayed at two laboratories in the Abitibi region, Technilab and Abilab, with check assays at the other laboratory. Some verification was also conducted at Chimitec for the 1996 program. It appears that one of the laboratories reported inconsistent results and was later found to have incorrectly used a mechanized system to ‘homogenize’ the samples. SRK has examined the drill logs in detail. GéoNova did extensive checks of the assays, which proved very consistent. In the more recent drilling programs performed by Strateco, blanks and standards were inserted in the sample stream and the results were carefully monitored.

During the drilling programs executed by Strateco and supervised by InnovExplo, drill cores were sampled with a diamond saw. Usually, samples are 0.75 m to 1.25 m long. Half the cut core was kept as a witness sample and the other half was sent for assaying to the ALS Chemex/Chimitec laboratory in Val-d’Or. The preparation and gold assay protocols of 2002 and 2003 drilling programs were changed to improve the reproducibility of gold assays. Samples were crushed to 90% -2mm. A representative portion of 1,000 g at minus 10 mesh was pulverized to 85% minus 200 mesh and homogenized. A 50-gram pulp portion was analyzed by fire assay with atomic absorption finish. Assay checks were systematically done on rejects (pulp 2) by fire assay with atomic absorption finish on samples grading over 2 g/t Au and with gravimetric finish for those grading over 5 g/t Au. Approximately 10% of the first pulps were sent to the Bourlamaque Laboratory in Val-d’Or for additional assay checks.

Some samples from the vulcanite and volcaniclastite sequence to the north of the gabbro sill were also assayed for silver, copper and zinc using the Aqua Regia extraction method (HC1-HNO3 acid) and the inductively coupled plasma atomic emission spectrometry (ICP) assay method. Specific gravity determinations (density) were obtained for gold zones of economic interest. Standard samples were added to the samples sent to the ALS Chemex/Chimitec laboratory as an integral part of a quality control program. No analytical problems were revealed.

Sample Preparation, Assaying and Security

Core samples collected during the various drilling programs have been submitted to a number of laboratories to be assayed for gold. HMDC sent core samples to Chemex laboratories in Vancouver. Corona used Bourlamaque Laboratory of Val-d’Or and GéoNova had their samples assayed at Abilab of Val-d’Or or Technilab of Ste-Germaine-de-Boulé, with some assay checks performed at Bondar Clegg Chimitec Laboratory of Val-d’Or. Gold was mostly assayed by conventional fire assay with atomic absorption or gravimetric finish depending on gold content.

During the 1996 drilling program, GéoNova introduced basic assay check procedures whereby selected core rejects was submitted to a second laboratory for verification. Apparent discrepancies in assay results between laboratories prompted more extensive assay checks. In this process, some historical drilling intercepts were re-sampled (quarter core) and re-assayed using a “metallic sieve” fire assay technique. However, SRK could not consult any report documenting this assay verification and the resulting conclusions. It appears that from 1996 onward, metallic sieve assays have been routinely performed, in addition to conventional fire assays.

The assay database contains approximately 700 determinations of rock density (specific gravity). No specific gravity data exist for holes drilled prior to 1997. The deficiency in specific gravity data can be corrected by acquiring rock density data from archived drill core.

For the 2003 resource estimate, SRK rebuilt the entire database and independently verified approximately 30% of the analyses against original assay certificates. The emphasis was put on results obtained by fire assay with a gravimetric finish and on the samples for which metallic sieving combined with fire assay and gravimetric finish had been done. Only one typographic error was found and a few assay results (17) were moved to different columns in the spreadsheet as SRK kept track of the laboratory used and the assaying procedure for each of the year (1988-2003). SRK also found approximately fifty (50) specific gravity measurements that were incorporated in the database.

The resulting assay database consists of a composite of all assay data performed on the project and incorporate assay data obtained from different assay techniques on different sub-sample size. For the 2003 resource estimate, SRK did not average the assays but established some precedence rules to determine the assay value to be used. It was established that the first “metallic sieve” was to be used as the primary value, followed by fire assay with a gravimetric finish and finally fire assays performed with an atomic absorption finish and reported in ppb.

For the current resource estimate, InnovExplo averages all the assays contained in the database for each sample, without any rules of precedence. Even though some assaying method like “metallic sieve” have better precision than method by fire assay with gravimetric or atomic absorption finish, each assaying method has its percentage of error on the precision. A large portion of this error is coming directly at the sampling and at the preparation. The precision of the assay is dependent on the size of the initial sample and the initial crush/split specifications. Because those different samples and sub-sample are generally too small to completely avoid the nugget effect in gold deposit, even a “metallic sieve” assaying method can not be perfectly accurate. By averaging more than one assaying point in the same sample, it minimized the nugget effect and minimized the total error on the final value.

Mineral Resource and Mineral Reserve Estimates

1.

Mineral Resource Classification, Category and Definition

The Canadian Institute of Mining, Metallurgy and Petroleum (CIM) guideline for resource classification includes the following definitions which are pertinent to the classification of the Discovery resource:

A Mineral Resource is a concentration or occurrence of natural, solid, inorganic or fossilized organic material in or on the Earth’s crust in such form and quantity and of such a grade or quality that it has reasonable prospects for economic extraction. The location, quantity, grade, geological characteristics and continuity of a mineral resource are known, estimated or interpreted from specific geological evidence and knowledge.

An Inferred Mineral Resource is that part of a mineral resource for which quantity and grade or quality can be estimated on the basis of geological evidence and limited sampling and reasonably assumed, but not verified, geological and grade continuity. The estimate is based on limited information and sampling gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes.

An Indicated Mineral Resource is that part of a mineral resource for which quantity, grade or quality, densities, shape and physical characteristics can be estimated with a level of confidence sufficient to allow the appropriate application of technical and economic parameters, to support mine planning and evaluation of the economic viability of the deposit.  The estimate is based on detailed and reliable exploration and testing information gathered through appropriate techniques from locations such as outcrops, trenches, pits, workings and drill holes that are spaced closely enough for geological and grade continuity to be reasonably assumed.

For the Discovery Claims Block, the following parameters were used to define the indicated and inferred resources:

Indicated Resource

The indicated resource was defined in areas where the mineralized lenses can be delineated by a series of drill hole intercepts with a grade greater than 3.00 g/t over 1.6 m and a maximum drill holes spacing of 60 m. In some areas where there was insufficient information to confirm the presence of the mineralized zone on the other side of the fault, the limits of the lenses were confined by these late faults.

Only the B zone contains an indicated resource, in three distinct lenses. The other zones are characterized only by an inferred resource.

Inferred Resource

A radius of 40 metres from a single diamond drill hole intercept was used to define the inferred resource.

In the B zone, one mineralized lens located between Sections 600 W and 350 W and between elevations-350 m and 0 m is defined by four diamond drill hole intercepts with grade higher than 3.00 g/t over 1.6 m. The maximum distance between drill holes is 130 m and the minimum is 100 m. The shape of the inferred lenses is based on the shape and size of indicated lenses. All the volume contained within these other lenses has been defined as inferred.

The late faults were not used to limit the inferred resource. These faults cause a few meters of displacement, but even though the exact location of the mineralized zone is not well known, the zone should continue on the other side, and therefore the volume is not affected.

2.

Methodology

InnovExplo chose to use the polygonal method on longitudinal section. The interpretation was done on cross-sections at 10-meter spacings at a scale of 1:500. The cross-section interpretation was transferred onto a set of five plan views at 100-meter spacings to validate the interpretation in the other dimension.  The geological interpretation was digitized and the composites and horizontal thicknesses were then calculated using Gemcom Software. All the calculated composites were validated individually on the cross-sections to confirm that the grade and thickness were properly calculated. The diamond drill hole intercepts were then located on five longitudinal sections, one for each zone. The polygons were traced, and the volume and grade were calculated using Gemcom Software. A list of the volume and grade for each drill hole intercept above the 3.00 g/t Au cut-off is included in Appendix D to the technical report.

3.

Data

Diamond drill holes:

113
Drill hole intercepts:

270
Samples in zones:

1,368

4.

Parameters

Minimum mining width:

1.6 m (horizontal thickness)
Cut-off grade:

3.00 g/t Au, 5.00 g/t Au and 7.00 g/t Au

The specific gravity database used for the current estimate includes measurements from various drilling programs. InnovExplo used an average specific gravity of 2.82 g/cm3 calculated by SRK from the available data.

For the 2003 resources evaluation, SRK used a capping of 15 g/t Au for the 2 m composites. InnovExplo Inc. did not use compositing and worked with the original sample length. The capping grade was calculated at 35 g/t Au on the original sample length based on the log normal probability plot and on the log normal histogram.

5.

Mineral Resource Estimate

The resource for the Discovery Claims Block was revised with two goals: (1) to re-estimate the resource using a method better suited to a narrow, high-grade vein-type gold deposit; and (2) to prepare the project for a pre-feasibility study on an underground operation. InnovExplo Inc. judged that the interpolation block model method used in 2003 did not apply to this type of narrow high grade vein mineralization.   Generally speaking, applying this method to this type of mineralization tends to create a smearing effect of high grade values into the barren walls of the veins, thus causing tonnage to rise and grade to fall. The total number of ounces can be similar, but the accuracy required for a detailed economic assessment of a possible conventional underground operation is not obtained with the block model method.

The polygon method on longitudinal section selected by InnovExplo Inc. enhances local accuracy. Moreover, this method’s main advantage is to force geologists to interpret each zone manually using each diamond drill hole. The geological continuity is thus established first, based on strict geological criteria such as structural elements, alteration zones, veins and lithologies, and not strictly on gold values.

The resource was calculated at three different cut-off grades: 3.00 g/t Au, 5.00 g/t Au and 7.00 g/t Au (see tables below). The 3.00 g/t Au cut-off grade was used to determine the continuity and shape of the mineralized lenses and to provide a comparison with SRK’s 2003 resource estimate. Compared to SRK’s estimate, the indicated resource tonnage increased by 12%, grade by 36% and ounces by 89%. The inferred resource tonnage decreased by 49%, grade increased by 47% and ounces decreased by 25%.

InnovExplo Inc. is of the opinion that the reader should use the figures based on the 3.00 g/t Au cut-off, which produces an indicated resource of 381,100 tonnes grading 6.73 g/t Au, or 82,406 ounces and an inferred resource of 847,200 tonnes grading 6.35 g/t Au, or 173,091 ounces.

The resource was also calculated using a 5.00 g/t. The results show that continuity is still very good at this cut-off. The 7.00 g/t Au cut-off value indicates some high grade zones in the deposit. The tonnage and ounces are sensitive to grade and decrease rapidly at the higher 7.00 g/t Au cut-off, indicating the limited amount of high tonnage currently in the deposit.

Indicated resource at various cut-off grades
		Grade	Grade	Ounces	Ounces
Cut-off	Tonnes	uncut	cut to 35 g/t	uncut	cut
3.00 g/t Au	381,100	6.77	6.73	82,979	82,406
5.00 g/t Au	317,550	7.30	7.25	74,571	73,999
7.00 g/t Au	97,100	11.08	10.89	34,582	34,009

Inferred resource at various cut-off grades
		Grade	Grade	Ounces	Ounces
Cut-off	Tonnes	uncut	cut to 35 g/t	uncut	cut
3.00 g/t Au	847,200	7.16	6.35	195,078	173,091
5.00 g/t Au	454,100	9.98	8.47	145,641	123,654
7.00 g/t Au	194,600	15.13	11.62	94,666	72,679

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The Independent Qualified Person for the mineral resource estimate as defined by National Instrument 43-101 is Carl Pelletier, B.Sc., P.Geo. (InnovExplo Inc.), and the effective date of the estimate is May 5th, 2006.

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Mineral resources are not mineral reserves having demonstrated economic viability.

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Results are presented undiluted and in situ. The estimate included three gold-bearing zones (“A”, “B” and “C”) and covers the Discovery Claims Block between sections 1+00E and 14+00W.

•

The resource was compiled using a cut-off grade of 3.0 g/t Au. This cut-off should be re-evaluated in the light of current market conditions: gold price, exchange rate and mining costs. A specific gravity of 2.82 g/cm3 was used. A minimum horizontal width of 1.6 m was applied, using the grade of the adjacent material when assayed, or a value of zero when not assayed. High grade capping was done on the raw data and established at 35.0 g/t Au. No drill hole compositing was done. The resource was evaluated from drill hole results using a polygon on longitudinal section approach.

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Calculations used metric units (meters, tonnes and g/t Au) and results were rounded to reflect their “estimate” nature.

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The Corporation is not aware of any known environmental, permitting, legal, title, taxation, sociopolitical, marketing, or other relevant issues that could materially affect the mineral resource estimates.

6.

Mineral Reserves

There are no mineral reserves outlined on the Discovery property at the date hereof.

Interpretation and Conclusions

Discovery Claims Block

One of the most important aspects of a resource estimate, and a vital one when considering underground operations, is the definition of geological continuity. This criterion was then the first aspect to be checked and established by InnovExplo Inc. from the beginning of the Discovery property resource estimate. Continuity was not easy to establish due to the numerous zones and their anastomosed disposition.

The detailed geological interpretation exercise, done prior to the resource estimate, permitted the establishment of the geological parameters used to define these continuities. As in previous estimates, and the SRK Report 2003 estimate in particular, criteria such as alteration, shear and veins were used.  These geological features were observed and interpreted from diamond drill holes and surface stripping.

Detailed interpretation of cross-sections and level plans confirmed that the Discovery property zones are continuous enough to be mined by underground methods, provided the pre-feasibility study shows the project to be economically viable.

Moreover, figures in the current study show the presence of continuous high-grade gold-bearing zones. The resource at a 5.00 g/t Au cut-off averages a grade of over 7.00 g/t Au for the indicated category and close to 10.00 g/t Au for the inferred category, better than for deposits such as Sigma and Lamaque and similar to Beaufor and Ferderber, which were mined in the Val-d’Or mining camp.

The following conclusion can then be drawn:

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The geological model and the current resource estimate demonstrate that the Discovery Claims Block contains continuous zones with an average grade of over 6.00 g/t Au.

•

Even though the drill spacing is still large, geological continuity is steady throughout the deposit.

•

The mineralized lenses with a grade of higher than 3.00 g/t Au have similar shapes and regular spacing.

•

The shape and the distribution of the lenses will be useful for the planning of future diamond drilling programs.

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All of the indicated resource tonnage is restricted to a single zone (B), which is a positive factor for future potential mine development.

•

The potential for upgrading the inferred resource to the indicated category with more drilling is high.

•

The potential for adding to the resource with more drilling is high, especially at depth.

The resource estimate is based on a large number of drill holes and numerous assays within a widelyspaced drilling grid. InnovExplo therefore considers this estimate to be reliable and rigorous, based on quality data and reasonable assumptions and parameters that comply with National Instrument 43-101 and CIM standards with regard to mineral reserve and resource estimates.

Cameron Claims Block

The 2005-2006 winter drilling program (2,547 metres) has confirmed and partially tested the west-north-west portion of the Cameron Deformation Zone (CDZ), near its junction with the Douay deformation zone. The Douay deformation zone is interpreted as the eastern extension of the Casa Berardi deformation zone. The metallogenic model that corresponds to the gold mineralization documented in this portion of the CDZ corresponds to late-orogenic lode gold deposits (syntectonic hydrothermal). The mineralization occurs mainly as pyritic replacement associated with iron-carbonate alteration zone, and in a lesser percentage as relatively deformed quartz-ankerite veins and veinlets.

The nature of the CDZ metamorphic fluids at its paroxysm in metamorphism has resulted in the formation of a typical assemblage of chlorite-calcite-albite/oligoclase and particularly magnetite.  This magnetite, which sometimes constitutes 15% of the ore over several metres, is stable and present in the orebody due to: (i) high Fe2O3 grade, initially mafic protolith and (ii) stability of calcite (release of CO2 during metamorphism) in favour of carbonates richer in iron. The chlorite and probably some actinote and biotite, alone, cannot accept all the iron in their structure in the actual temperature and pressure conditions of CDZ, and the formation of magnetite will be produced with the excess iron.

The flow of fluids, in the stronger deformation networks, such as mylonite, shows a destabilization of the magnetite in favour of iron carbonates, from calcite towards the ferroan dolomite and ankerite, ferrous carbonates. Also, sulphidation of the magnetite led to the formation of pyrite, magnetite degradation and a decrease in magnetism (even a total loss) important in the highly mylonitic deformation zones where significant gold values were documented. The flow of metamorphic fluids, specific to mylonitized zones of CDZ, contributed to the formation of ankerite and pyrite which is a direct exploration guideline for gold in the CDZ.

Lower magnetic areas located within mylonite zones are easily identifiable on magnetic susceptibility map. This is an indirect exploration tool for the Cameron project which is very useful to generate new target areas (magnetic low areas) and was successfully tested with boreholes CAM-05-10 and CAM-03-02. The association of ankerite with the best gold values was also established with the carbonates staining on drill cores during the current drilling program and borehole CAM-03-02.

Recommendations

Discovery Claims Block

The current resource estimate outlined areas where the geological and grade continuities are well developed. On the B zone, these areas traced lenses with similar dimension and orientation that are classified in the Indicated Resources category because of their drill hole intercept spacing and other lenses with less drill hole intercept in the Inferred category. The lenses containing Inferred Resources require additional drilling in order to confirm their shape and extension and to upgrade all or parts of the Inferred to Indicated category. The isolated drill hole intercepts with grade above 5.00 g/t Au that have polygons associated but no other drill hole in their vicinity also require additional drilling to find extension of the mineralization and increase the Inferred Resources.

Other areas with no Inferred Resources and no drill hole merit exploration drilling in order to find the extension of the mineralized zones and to increase the Inferred Resources. Potential for additional resources is especially good at depth. According to the spatial distribution of the known lenses, it is strongly possible to repeat the pattern of lenses distribution, particularly in the south-east direction, almost perpendicular to the lenses orientation. The potential to intercept another lens around 250W and -350 m elevation is considered good.

The exploration program should be done in two phases and the phase I of the program should be separated in two stages (A and B).  The phase IA should include the delineation drilling of the Inferred Resources and the targets in the east and west extension.  At the end of the phase IA of exploration and delineation drilling, it is recommended to proceed to an update of the resources followed by a pre-feasibility study to determine if parts of the Indicated Resources can be transferred to the Reserves category.

If sufficient financing is available then phase IB should be executed.  The holes of this phase targets the at depth extension of the zones and could significantly increase the Inferred Resources.  This phase is important to determine the potential of the Discovery project, but not necessary to proceed to the pre-feasibility study on the Indicated Resources.

According to the results of the pre-feasibility study, the phase II of the exploration program would be an underground bulk sampling program with the objectives to confirm geological and grade continuities as well as metallurgical parameters.

The budget for the recommended exploration program is listed below:

PHASE I A	Meter	Unit Cost*	Total cost
Delineation of the Inferred Resources (20 DDH)	11,500	100 $	1,150,000 $
Other Target in East and West Extension	7,500	100 $	750,000 $
Core shack in Quévillon	12 months	1,000 $	12,000 $
Field Expenses and accommodations			18,000 $
Reporting			10,000 $
Resources Estimate and Pre-feasibility			200,000 $
Contingency (~15%)			321,000 $
Administration (~10%)			245,000 $
Total phase IA			2,706,000 $

PHASE I B	Meter	Unit Cost*	Total cost
Deep Exploration Target (10 DDH)	13,500	125 $	1,687,500 $
Wedges	8	4,000 $	32,000 $
Contingency (~15%)			239,500 $
Administration (~10%)			185,000 $
Total phase IB			2,144,000 $

TOTAL PHASE I			4,850,000 $

PHASE II
Underground Bulk Sampling Program	Cost to be determined in the pre-feasibility study

*The cost per meter is an all inclusive cost for drilling, geologist, technician and assaying

Cameron Claims Block

InnovExplo is of the opinion that the Cameron Claims Block is of sufficient merit and potential to continue exploration works and diamond drilling. Pursuant to the results from the 2005-2006 drilling program, additional works are conceivable in order to discover gold and base metal resources in the tested areas within or adjacent to the CDZ corridor. The Cameron Claims Block is located in the vicinity of significant gold deposits (such as the Discovery Zone: resource of 381,100 tonnes at 6.77 g/t Au (Indicated) and 847,200 tonnes at 7.16 g/t Au (Inferred); Pelletier, 2006) and is characterized by a highly favourable geological and structural setting.

As recommended previously by SRK Report in 2003, InnovExplo Inc. also recommended to conduct orientation soil geochemical surveys in order to discriminate potentially mineralized or altered rocks along the 8 kilometres stretch of the CDZ. This phase must be followed by a data analysis, compilation and target generation phase, and a diamond drilling program.

The drilling program should include and start with a follow-up program (1,000 metres of drilling) on results obtained during the 2005-2006 winter exploration program. The drill holes between sections L3+80E and L8+00E have intersected an intense and extensive alteration zone located within the main deformation zone at its contact with graphitic schists and mudrocks. An anomalous gold zone, traced between drilled holes CAM-05-10 and CAM-03-02, forms a band dipping at 30° to the East-South-East. Drill holes are highly recommended in order to examine the potential of an economic zone at depth in this portion of the CDZ.

A provision of 2,500 metres of diamond drilling for new target areas generated from soil geochemistry surveys and from geological and structural compilation is recommended.

Follow-up on zinc values returned in CAM-05-10 and on favourable host rocks (quartz porphyric felsic volcanic unit) intercepted in hole CAM-05-13 is also recommended with a provision of 1,000 metres of drilling.

InnovExplo also recommended a provision of 1,000 metres of unallocated drilling for future follow-up on significant geological, structural and/or assay results obtained during the course of the planned exploration program.

The budget for the recommended work program of InnovExplo is estimated at approximately $740,000 including 10% for contingencies and administration of 10% and is listed below:

	Unit	Unit Cost	Total Cost
Soil Geochemistry sampling	200	150 $	30 000 $
Data Analysis and reporting			15 000 $
Compilation and Target Generation			15 000 $
Drilling Program*
Follow-up of 2005-2006 program	1 000	100 $	100 000 $
New Au targets	2 500	100 $	250 000 $
VMS targets	1 000	100 $	100 000 $
Unallocated drilling	1 000	100 $	100 000 $
Reporting and drafting			10 000 $
Core shack in Quévillon	4	1 000 $	4 000 $
Field Expenses and accommodations			10 000 $
Sub-total			634 000 $
Contingency (~10%)			52 000 $
Administration (~10%)			54 000 $
TOTAL			740 000 $

*The cost per metre for a drilling program is an all inclusive cost for diamond drilling, geologist, technician, sampling and assaying.

MONTBRAY PROPERTY

The Montbray Property consists of 28 claims in central Montbray Township covering an area of 1,120 hectares some 30 kilometers west of Rouyn-Noranda, Quebec, Canada. The property is accessible by trails off a gravel road that connects to the paved road linking Rouyn and La Sarre. Each contractor provides its own generator to provide power necessary for exploration. No other source of power is required at the exploration stage.

In 1996, Altavista Mines Ltd. conducted detailed geological mapping and stripping that led to the discovery of two networks of gold veins, the Tarsac and St-Martin showings, and confirmed the existence of a third network, the Montbray showing. Channel sampling on the Montbray showing returned values of 17.53 g/t Au over 0.75 meters and 4.51 g/t Au over 2.50 meters. Nine holes drilled shortly thereafter confirmed the extension of the Montbray showing at depth and laterally, as well as the extension of the Tarsac showing at depth and to the north. Values of 7.67 g/t Au over 2.35 meters and 2.96 g/t Au over 2.18 meters respectively were obtained from holes MB96-01 and MB96-02.

During the fall of 2000, Strateco carried out an induced polarization survey. In January 2001, Strateco followed up with a 683-metre, four-hole drilling program. Hole MB-01-12 intersected 1.38 g/t Au over 1.55 meters associated with a fault zone. The total cost of the programs conducted in 2000 and in January 2001 was $83,400, assumed entirely by Strateco.

This property has no known reserves. No significant work has been carried out on the Montbray Property since 2001.

The Montbray Property was transferred to the Corporation pursuant to the Cadiscor Agreement (See “Discovery Property – Mining Claims”). No value was allocated to the Montbray Property under the Cadiscor Agreement.

USE OF PROCEEDS

The net proceeds of the Offering, after payment of the Agent’s Fee but before deduction of the Expenses of Issue, will be $4,650,000 in the case of the Minimum Offering and $7,905,000 in the case of the Maximum Offering.

The proceeds of the Offering will be allocated as follows:

	Minimum Offering	Maximum Offering
Exploration work on the Discovery Claims Block	2,706,000	$4,850,000
Exploration work on the Cameron Claims Block	–	$740,000
Payment of the balance of the purchase price of the Discovery Property	$275,000	$275,000
Reimbursement of advances to Strateco	$225,000	$225,000
Expenses of issue	250,000	$250,000
Working capital(1)	1,194,000	$1,565,000

1)

The Corporation will use such funds to pay its overhead, mitigate various unforeseen expenses related to this Offering and reserve certain amounts for future acquisition of other mining properties.

However, due to the nature of mineral exploration and the results obtained during the performance of the work, it should be understood that the work programs and budget allocations may be re-evaluated, changed and allocated differently. The Corporation intends to spend the funds at its disposal in the manner indicated in this Prospectus. However, some circumstances may justify the reallocation of the funds for valid business reasons.  If applicable, the changes made to the initial program will be indicated and explained in the Corporation’s annual report.

Available Funds

The following table indicates the total amount of the funds that will be available to the Corporation assuming completion of the Minimum Offering and the Maximum Offering:

	Minimum Offering	Maximum Offering
Net Proceeds to the Corporation(1)	$4,400,000	$7,655,000
Estimated Working Capital as at April 1, 2006	$1	$1
Total	$4,400,001	$7,655,001

1.

After deducting the Expenses of Issue and Agent’s Fee

DIRECTORS AND OFFICERS

The following table sets out the required information with respect to each of the directors and officers of the Corporation:

Name and municipality of residence	Age	Position with the Corporation	Principal occupation	Director Since	Number of Common Shares of Cadiscor held (At the date hereof / After the Closing)(1)

Michel Bouchard Geologist, M.B.A. Québec, Québec	52	Director and President	President of the Corporation	June 1, 2006	– / –
Guy Hébert(2), Geologist, M.B.A. Boucherville, Québec	56	Director and Chairman	President, BBH Géo-Management Inc.	April 1, 2006	– / 1,010,867(3)
Jean-Pierre Lachance Geologist St-Hubert, Québec	54	Director and Vice-President	Executive Vice-President, Strateco	April 1, 2006	– / 91,388
Francine Bélanger(2), C.A. Boucherville, Québec	47	Director	Accounting consultant	April 1, 2006	– / 39,992
Jean-Charles Potvin Geologist, M.B.A. Toronto, Ontario	53	Director	Chairman, Chief Executive Officer and President of Tiomin Resources Inc.	June 23, 2006	– / –
Richard Jacques(2) F.C.A. Bromont, Québec	57	Director	Management Consultant	June 23, 2006	– / –
Pauline Comtois C.G.A. Boucherville, Québec	59	Treasurer	Accounting Consultant	N/A	– / 7,520

1)

Taking into account the distribution of the 20,000,000 Common Shares by Strateco to its shareholders (on the basis that there were 87,768,491 shares of Strateco outstanding as at July 15, 2006) and assuming that no shares were purchased by the directors and officers pursuant to the Offering.

2)

Member of the Audit Committee.  The Corporation does not have any other committee of its Board of Directors.

3)

Directly and indirectly through companies held by Mr. Hébert.

Information on Directors and Officers

Michel Bouchard has been involved in the exploration, development and production fields of the mining sector for the last 25 years. He was a director of several public companies in the mining sector. He has a BSc and MSc in Geology and an MBA. He is credited for his contribution of the Bouchard-Hebert Mine discovery in north western Quebec. He was a Senior Executive for Aiguebelle Resources, Audrey Resources, Lyon Lake Mines, SOQUEM, and McWatters Mines.

Guy Hébert is a director and the president of Strateco since April 2000. He is the president of BBH Géo-Management Inc. since October 1992. He was also president of Lyon Lake Mines Ltd. from 1986 to 2001 and a director of Orléans Resources Inc. from 1993 to 1998. He was a director and the president and chief executive officer of Altavista Mines Inc. from 1995 to 2000.

Jean-Pierre Lachance is a director and the executive vice-president of Strateco since April 2000. From 1996 to 2001, he was also vice-president of Lyon Lake Mines Ltd., and he became the executive vice-

president of that company in May 1999. He was the president of Novontar S.A., a Costa-Rican corporation, from 1996 to 2002.

Francine Bélanger was a director of Strateco from April 13, 2000 to October 30, 2001 and was re-elected as a director since June 20, 2002. Mrs. Bélanger is an accounting consultant since January 2002. From May 2000 to December 2001, she was the vice-president and chief financial officer of Datacom Wireless Corporation. She was also the treasurer of BBH Géo-Management Inc. from 1992 to 2000. From 1987 to April 30, 2000, she was the treasurer and financial manager of Lyon Lake Mines Ltd.

Jean-Charles Potvin is a founder of Tiomin Resources Inc. and has been its Chief Executive Officer and a Director since its inception in 1992. From 1981 until 1994, Mr. Potvin was a Director and Vice-President of Burns Fry Limited (now Nesbitt Burns Inc.) where he evaluated world-wide mining investment opportunities. He has also been involved in securing senior financing for a number of North American gold producers. From 1989 until its acquisition in July 2000 by Barrick Gold Corporation, Mr. Potvin was President and Chief Executive Officer of Pangea Goldfields Inc., which had extensive holdings in Tanzania.  He also serves as a Director of the following publicly traded resource companies: Azimut Exploration Inc., Gobimin Inc., Gold Reserve Inc. and Polaris Geothermal Inc.

Richard Jacques, FCA, is a Management Consultant since 2000. From 1995 to 2000, he was Executive Director of Lavery De Billy, a law firm and was Executive Director of the Quebec Chartered Accountants Order from 1989 to 1995.  Previously, he was, between 1987 to 1989, Vice-President, Finance and Investment of the Quebec Federation of Labour Solidarity Fund and, from 1976 to 1987, Vice-President, Finance for Credit Industriel Desjardins. He is a board member of l'Ordre des travailleurs sociaux and of Nature Québec / UQCN.

Pauline Comtois, CGA, has been an Accounting Services Consultant for more than 10 years. Strateco has contracted her services since April 2001. She was named Treasurer of Strateco on March 21, 2006.

Messrs. Bouchard, Hébert and Lachance will dedicate respectively 90%, 5% and 5% of their time to the business of the Corporation while the other directors will dedicate less than 5% of their time.

Corporate Cease Trade Orders or Bankruptcies

Except as disclosed hereinafter, during the past ten (10) years, none of the directors, officers and promoters of the Corporation was a director, officer or promoter of any other issuer that was, during his/her tenure, the subject of a cease trade order, or similar order or an order that denied that issuer access to any statutory exemptions for a period of more than thirty (30) consecutive days, or was declared bankrupt or made a voluntary assignment in bankruptcy, made a proposal under any legislation relating to bankruptcy or insolvency or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold the assets of that person.

The Quebec Securities Commission and the British Columbia Securities Commission have issued two cease trading orders against Lyon Lake Mines Ltd. (“Lyon Lake”), a public company, the first from July to November 2000 and the second from May 2001 to the date hereof. On May 8, 2001, Lyon Lake ceased its business activities, its directors resigned and Guy Hébert was designated as its representative. The securities of Lyon Lake were withdrawn from listing on the TSX on February 26, 2003.

Orleans Resources Inc. filed an arrangement to the benefit of its creditors which was accepted on April 27, 1999 and completed on July 9, 1999. Mr. Hébert resigned as a director of Orleans Resources Inc. in October 1998.

Mr. Bouchard was Vice-President, Mining Development when McWatters Mines obtained a Court order allowing it to put itself under the CCAA protection on February 14, 2001. On December 11, 2001, the Plan of Arrangement was filed with the Quebec Superior Court. On January 23, 2002, creditors and shareholders voted in favour of the Arrangement Plan and on January 28, 2002, the Quebec Superior Court ratified it.  Mr. Bouchard was named President on October 1, 2003 and resigned on August 13, 2004. He was a director from February 2004 to his resignation on August 13, 2004.  On January 15, 2004, McWatters Mines announced that it intended to make a proposal to its creditors under the Bankruptcy and Insolvency Act. The proposal was accepted by the creditors on June 22, 2004. The court ratified it on July 9, 2004.  During that period a Management cease trading order was issued on May 26, 2004 and a cease trading order was effective on July 22, 2004 in Quebec and on July 29, 2004 in Ontario.

Penalties or Sanctions

None of the directors, officers and promoters of the Corporation or shareholders holding sufficient securities of the Corporation to affect materially the control of the Corporation has a) been subject to any penalties or sanctions imposed by a court relating to Canadian securities legislation or by a Canadian securities regulatory authority or entered into a settlement agreement with a Canadian securities regulatory authority or b) been subject to any other penalties or sanctions imposed by a court or regulatory body that would be likely to be considered important to a reasonable investor making an investment decision.

Individual Bankruptcies

None of the directors, officers and promoters of the Corporation has, during the past 10 years, been declared bankrupt, made a voluntary assignment in bankruptcy, made a proposal under bankruptcy or insolvency legislation or been subject to or instituted any proceedings, arrangement or compromise with creditors or had a receiver, receiver manager or trustee appointed to hold their assets.

Indebtedness of Directors and Officers

None of the directors, officers and promoters of the Corporation or any of their respective Associates or Affiliates has been indebted to the Corporation since the date of the Corporation's incorporation.

Conflict of Interest

There are potential conflicts of interest to which some of the directors and officers of the Corporation will be subject in connection with the operations of the Corporation. Some of the directors and officers are engaged in and will continue to be engaged in corporations or businesses which may be in competition with the Corporation and accordingly, situations may arise where some of the directors and officers will be in direct competition with the Corporation. Conflicts, if any, will be subject to the procedures and remedies as provided under the CBCA.

DIRECTORS’ AND OFFICERS’ REMUNERATION

Since its incorporation, the Corporation has not paid any compensation or granted any benefit or advantage to its directors and officers.

The Corporation however pays, since June 1, 2006, management fees and professional fees to BBH Geo-Management Inc. (“BBH”), as described under “Interest of Management and Others in Material Transactions”.  The salary of Mr. Bouchard will be paid through BBH.

PROMOTER

Strateco may be considered as the promoter of the Corporation due to its initiative in incorporating the Corporation and its involvement in the organization of the business of the Corporation.

STOCK OPTIONS

On April 1, 2006, the directors of the Corporation approved a stock option plan (the “Plan”) for directors, executive officers, employees and consultant of the Corporation, subject to regulatory approval. The main provisions of the plan are as follows:

i)

the maximum number of shares that may be issued under the Plan shall be limited to 10% of the issued and outstanding common shares of the Corporation;

ii)

the maximum number of shares granted under the Plan to a beneficiary, including to an insider, within a one-year period is limited to 5% of the issued and outstanding shares, or 2% in the case of consultants;

iii)

the exercise price of the options shall not be less than the closing price of the shares on the exchange on which they are listed on the day preceding the grant or, if there are no trades, the average of the bid and ask price on the day preceding the grant, less the allowable discount;

iv)

the options are non assignable and have a maximum term of five years ; and

v)

the options shall terminate upon the death, retirement, resignation or termination of employment of the beneficiary.

Proceeds from the exercise of options shall be added to the working capital of the Corporation.

At the date hereof, no stock options have been granted under the Plan but it is anticipated that stock options may be granted prior to the completion of the Offering.

DESCRIPTION OF AUTHORIZED CAPITAL

The share capital of the Corporation consists of an unlimited number of common shares, of which one common share is issued and outstanding, and an unlimited number of preferred shares issuable in series, none of which are issued.

The rights, privileges, restrictions and conditions attached to the shares of the Corporation are as follows:

Common Shares

Each common share entitles its holder to one vote at all meetings of shareholders, the right to receive, after the holders of preferred shares, any dividend declared by the Corporation as to such  common shares and at the time of dissolution or the voluntary or forced liquidation of the Corporation, the right to receive, after the holder of preferred shares, the balance of the Corporation’s assets.

Preferred Shares

Preferred shares may be issued in one or more series composed of the number of shares and carrying the rights, privileges, conditions and restrictions determined prior to their issue by the directors of the Corporation. The preferred shares of any series shall rank equally with each other and shall have priority over the common shares in respect of the payment of dividends and the distribution of assets in the event of liquidation or voluntary or forced dissolution of the Corporation.

CAPITAL STRUCTURE

The following table describes the capital structure of the Corporation:

Securities	Authorized number of securities	As at April 1, 2006 (unaudited)	As at July 31, 2006 after giving effect to the Minimum Offering(1)(2)(3)	As at July 31, 2006 after giving effect to the Maximum Offering(1)(2)(3)
Common shares	Unlimited	$1 (1 share)	$7,600,173 (26,000,001 shares)	$10,855,173 (29,500,001 shares)
Preferred shares	Unlimited	N/A	N/A	N/A
Total share equity		$1

(1)

Net of the Agent’s Fee and the Expenses of Issue.

(2)

Taking into account the issuance of 20,000,000 Common Shares to Strateco pursuant to the Cadiscor Agreement and 1,000,000 Common Shares to GéoNova pursuant to the GéoNova Agreement.

(3)

Without giving effect to the exercise of the Broker Warrants issued to the Agent and of the Warrants included in the Units.

PRINCIPAL SHAREHOLDERS

At the date hereof, only one common share has been issued to Strateco for the purposes of the organization of the Corporation. Upon closing of the sale pursuant to the Cadiscor Agreement, 20,000,000 Common Shares shall be issued to Strateco, all of which will be distributed to the shareholders of Strateco.  To the knowledge of the management of the Corporation, no shareholder will own or exercise control over more than 10% of the Common Shares of the Corporation after such distribution.  See “The Corporation”.

INTEREST OF MANAGEMENT AND OTHERS
IN MATERIAL TRANSACTIONS

Guy Hébert, a director and the chairman of the Corporation, is also the president and chief executive officer and a director of Strateco as well as the president and a director of BBH.  Jean-Pierre Lachance, a director and vice-president of the Corporation, is also a director and the executive vice president of Strateco. Francine Bélanger, a director of the Corporation, is also a director of Strateco.

The Corporation has signed with BBH, a private company, of which Mr. Guy Hébert, a director of the Corporation, is also the president and director, a service agreement dated June 1, 2006 pursuant to which BBH will assume the management of the exploration work to be incurred by the Corporation.  The fees and costs to be charged to the Corporation by BBH will cover the following services:

–

use of the premises and equipments of BBH (for a monthly fee of $2,000);

–

realization of the exploration work (including an administration fee of 10% of the exploration expenditures);

–

management, administration, accounting and legal services;

–

consulting services, including with respect to geology;

–

relations with investors and regulatory authorities; and

–

financing.

The fees to be paid to BBH will be equal to the remuneration that would be paid by the Corporation to a non related party.

Michel Bouchard, the president of the Corporation, is an employee of BBH since June 21, 2006.

DIVIDEND POLICY

Any decision to pay dividends will be made by the Board of Directors, taking into account the Corporation’s revenue, its financial needs and other conditions that will then prevail.

DETAILS OF THE OFFERING

The Offering

A minimum of 2,706,000 ($2,706,000) and a maximum of 5,590,000 ($5,590,000)  Flow-Through Common Shares at a price of $1.00 per share, and a minimum of 2,294,000 ($2,294,000) and a maximum of 2,910,000 ($2,910,000) Units, each Unit being comprised of one (1) Common Share at the price of $1.00 per share and one-half (1/2) Warrant, each whole Warrant entitling its holder to subscribe for one (1) additional Common Share at the price of $1.25 at any time in the 18 months following the Closing.

The Flow-Through Common Shares

Subscriptions for Flow-Through Common Shares will be made pursuant to a subscription agreement to be made between the Corporation and each Subscriber substantially in the form attached to this Prospectus as Schedule “A” (the “Subscription Agreement”).  The Subscription Agreement provides for a representation and warranty by a Subscriber to the effect that he or she deals with the Corporation on an arm’s-length basis.  If that is not the case, or a Subscriber believes he or she may at any time in 2007 deal with the Corporation on a non-arm’s-length basis, the Corporation will on request from the Subscriber supply to him or her an alternative form of subscription agreement that takes this non-arms’s-length status into account.  If the Agent or any person whose name appears on the execution pages of the Subscription Agreement has signed the Subscription Agreement as agent for, or on behalf of a Subscriber, the name of the Subscriber will be disclosed on the execution pages of the Subscription Agreement.

The Subscription Agreement contains certain representations, warranties, covenants, and agreements by the Corporation in favour of the Subscriber which are consistent with and supplement the Corporation’s obligations as described in this Prospectus.

The Subscription Agreement also contains, among other things, provisions with respect to the Corporation incurring and renouncing CEE.  The following is a summary of the significant terms of the Subscription Agreement in this regard:

(i)

the Corporation will agree to incur CEE on or before December 31, 2007 equal to the amount paid by a Subscriber for Flow-Through Common Shares (the “Commitment Amount”) and to renounce to the Subscriber with an effective date no later than December 31, 2006, CEE equal to the Commitment Amount; and

(ii)

if, for any reason, the Corporation is unable to incur the necessary CEE prior to December 31, 2007 and, as a result, any adjustment to Subscribers’ tax returns is required because the renunciation of CEE to the Subscribers was not made effective December 31, 2006, such adjustment will be made on a pro-rata basis.

The Common Shares

The Common Shares of the Corporation are shares without par value. Each Common Share confers on its holder the right to vote at all meetings of the shareholders, to receive any dividend declared by the Corporation in respect of such Common Shares and, at the time of dissolution of the Corporation, to participate proportionally with the other Common Shareholders in any distribution of the Corporation’s property.

Warrants

The following text is only a summary and is subject to the more detailed provisions of the Warrant Indenture described below.  The Warrants will be issued to the holder and governed by an agreement (the Warrant Indenture) entered into between the Corporation and Computershare, in the capacity of Trustee. The Warrant Indenture contains provisions under the terms of which, in the event of a subdivision, a recapitalization or a modification of Common Shares or in the event of reorganization or recapitalization of the Corporation, or in the event of merger of the Corporation with another company or the transfer of all or virtually all of its assets, the number and nature of the Common Shares issuable upon the exercise of the Warrants will be adjusted or amended proportionally. The Warrant Holders, in this capacity, have no voting rights, or any other rights or privileges.

The Certificates

No certificate representing the Units will be issued. The certificates representing the Flow-Through Common Shares and the Common Shares and the Warrants included in the Units will be delivered at Closing.

SECURITIES HELD BY THE DIRECTORS AND OFFICERS

The following table indicates the securities held by the Directors and Officers of the Corporation, as a group, as at the date of this Prospectus and as at the date of the Closing:

			Number of Common Shares held after the Offering (1)		Percentage of Common Shares held after the Offering(1)
Class	Number of Common Shares held as at the date hereof	Percentage of Common Shares held at the date hereof	Minimum Offering	Maximum Offering	Minimum Offering	Maximum Offering
Common Shares	NIL	N/A	1,149,767	1,149,767	4.42%	3.90%

1)

Taking into account the issuance of 20,000,000 Common Shares to Strateco and the distribution thereof to the shareholders of Strateco (on the basis that there were 87,768,491 shares of Strateco outstanding as at July 15, 2006) and the issuance of 1,000,000 Common Shares to GeoNova and assuming that no shares are purchased by the directors and officers pursuant to this Offering.

PLAN OF DISTRIBUTION

Pursuant to an agreement (the Agency Agreement) dated August 2, 2006 between the Corporation and the Agent, the Corporation has appointed the Agent to offer to the public a maximum of 5,590,000 Flow-Through Common Shares and 2,910,000 Units (the Maximum Offering) of the Corporation, subject to the terms and conditions stated therein. In addition, the Agency Agreement provides, among other things, that no Flow-Through Common Shares and Units shall be sold to the public in the event that fewer than 2,706,000 Flow-Through Common Shares and 2,294,000 Units are subscribed for (the Minimum Offering). The Agent may form a Selling Group comprised of certain securities brokers and may set the remuneration paid to members of the Selling Group, but at no additional cost to the Corporation.  The price of the Securities has been determined by negotiation between the Corporation and the Agent.

The Agent has agreed to offer the Securities for sale on a commercially reasonable efforts basis, but is not obliged to purchase any.  The obligations of the Agent under the Agency Agreement may be terminated at the discretion of the Agent and the Agent may withdraw subscriptions for Securities on behalf of Subscribers on the basis of its assessment of the state of the financial markets or upon the occurrence of certain stated events, including any material adverse change in the business or financial condition of the Corporation.

The Agent will receive a fee equal to 7% of the total amount of the subscriptions accepted for the Securities of the Corporation. The Agent will also receive, as additional consideration, a number of Broker Warrants equal to 7% of the total number of Common Shares sold under the Offering, each Broker Warrant entitling it to acquire one Common Share at the price of $1.00 within 18 months following the Closing.  The Broker Warrants are also qualified by this Prospectus.  The Corporation has also agreed to pay the legal fees, subject to a maximum of $40,000, and expenses of the Agent.  Finally, the Corporation has agreed with the Agent not to issue any securities for a period of 90 days following the Closing and has granted to the Agent a right of first refusal for any issuance of securities in the 12 months following the Closing.

Subscriptions for the Securities will be received subject to rejection or allotment, in whole or in part, and the right is reserved to close the subscription books at any time without notice.  Provided that the Minimum Offering is subscribed for, it is expected that an initial Closing will occur on or about August 17, 2006 or such date as may be agreed to by the Corporation and the Agent, but in any event no later than August 30, 2006.  The Offering will not continue for a period of more than 90 days after the date of the receipt for the final Prospectus if subscriptions representing the Minimum Offering are not obtained within the 90 days period, unless the Agent and each of the subscribers within such period consent to its continuation.  The Agent, pending Closing of the Minimum Offering, will hold all subscription funds received pursuant to the provisions of the Agency Agreement.  If the Minimum Offering is not so subscribed, the subscription proceeds received by the Agent in connection with the Offering will be returned to Subscribers without interest or deduction unless such subscribers have otherwise instructed the Agent.  The Units will separate at Closing and no certificate representing the Units will be issued.  Certificates representing the Common Shares and Warrants will be available for delivery at Closing.

The Securities offered hereby have not been and will not be registered under the United States Securities Act of 1933, as amended (the “1933 Act”) or any securities or “blue sky” laws of any of the states of the United States.  Accordingly, the Securities may not be offered or sold within the United States or to a “U.S. Person” except in accordance with an exemption from the registration requirements of the 1933 Act and applicable state securities laws.  In addition, the Agency Agreement provides that the Agent will not offer and sell securities in the United States.

The TSX-V has conditionally approved the listing of the Common Shares, including those offered pursuant to this Prospectus, and listing will be subject to fulfilling all of the listing requirements of the TSX-V.

EXPERTS

The following persons or companies whose profession or business gives authority to a statement made by the person or company are named in this Prospectus as having prepared or certified a part of this Prospectus or a report described in this Prospectus:

1.

Mr. Carl Pelletier B.Sc., P. Geo., an independent consulting geologist and “qualified person” as defined in National Instrument 43-101 – Standards of Disclosure for Mineral Projects (“NI 43-101”), is the author responsible for the preparation of the Technical Report concerning the Discovery Claims Block referred to under “Discovery Property – Mining Claims”;

2.

Mr. Carl Pelletier B.Sc., P. Geo. and Mr. Alain Carrier M.Sc., P. Geo., independent consulting geologists and “qualified persons” as defined in NI 43-101, are the authors responsible for the preparation of the Technical Report concerning the Cameron Claims Block referred to under “Discovery Property – Mining Claims”.

3.

The financial statements of the Corporation included in this Prospectus have been audited by Petrie-Raymond, chartered accountants to the extent and for the period set forth in their report and are included in reliance upon such report given upon the authority of said firm as experts in accounting and auditing; and

4.

The matters referred to under “Canadian Federal Income Tax Considerations” and certain other matters relating to the Securities offered hereby have been reviewed by Gowling Lafleur Henderson LLP on behalf of the Corporation.

Prospective purchasers should consult their own tax advisors for advice with respect to the income tax consequences associated with their proposed acquisition of Flow-Through Common Shares under this Prospectus.

Based on information provided by the relevant persons, none of such persons or companies or any director, officer, employee or partner thereof have received or will receive a direct or indirect interest in the property of the Corporation or of any associate of affiliate of the Corporation or have at the date hereof any beneficial ownership, direct or indirect, of securities of the Corporation.  None of such persons is or is expected to be elected, appointed or employed as a director or employee of the Corporation.

RISK FACTORS

Given the nature of the Corporation’s business, the securities of the Corporation should be considered as highly speculative as they involve a high degree of risk. More specifically, the following risk factors apply.

Exploration and Mining

Exploration and mining activities are subject to a high level of risk. Few exploration properties reach the production stage. Unusual or unexpected formations, structural forces, fires, power failures, labour disputes, floods, rockbursts, subsidence, landslides and the inability to locate the appropriate or adequate manpower, machinery or equipment are all risks associated with mining activities and the execution of exploration programs.

The development of resource properties is subject to many factors, including the cost of mining, variations in the material mined, fluctuations in the commodities and exchange markets, the cost of processing equipment and other factors such as aboriginal claims, government regulations including in particular regulations on royalties, authorized production, importation and exportation of natural resources and environmental protection. Depending on the price of the natural resources produced, the Corporation may decide not to undertake or continue commercial production. There can be no assurance that the exploration expenses incurred by the Corporation will result in the discovery of commercial quantities of ore. Most exploration projects do not result in the discovery of ore.

Environmental and Other Regulations

Current, possible or future environmental legislation, regulations and measures may entail unforeseeable additional costs, capital expenditures, restrictions or delays in the Corporation’s activities. The requirements of the environmental regulations and standards are constantly re-evaluated and may be considerably increased, which could seriously hamper the Corporation or its ability to develop its properties economically. Before a property can enter into production, the Corporation must obtain regulatory and environmental approvals. There can be no assurance that such approvals will be obtained, nor that they will be obtained in a timely manner. The cost related to complying with changes in government regulations may reduce the profitability of the operation or altogether prevent a property from being developed. The Corporation considers itself to be in material compliance with the existing environmental legislation.

Title to Property

The Corporation has taken precautions to ensure that legal title to its property interests is properly recorded.  There can be no assurance that the Corporation will be able to secure the grant or the renewal of exploration permits or other tenures on terms satisfactory to it, or that governments in the jurisdictions in which the properties are situated will not revoke or significantly alter such permits or other tenures or that such permits and tenures will not be challenged or impugned.  Third parties may have valid claims underlying portions of the Corporation’s interests and the permits or tenures may be subject to prior unregistered agreements or transfers or native land claims and title may be affected by undetected defects.  If a title defect exists, it is possible that the Corporation may lose all or part of its interest in the properties to which such defects relate.

Financing and Development

The Corporation has incurred losses to date and does not presently have the financial resources required to finance its planned exploration and development programs. Development of the Corporation’s properties therefore depends on its ability to obtain the additional financing required. There can be no assurance that the Corporation will succeed in obtaining the required funding. Failure to do so may lead to substantial dilution of its interests (existing or proposed) in its properties. Furthermore, the Corporation has limited experience in developing a resource property, and its ability to do so depends on the use of  experienced people or the signature of agreements with major resource companies that can provide such expertise.

Commodities Prices

The mineral exploration and development industry in general is intensely competitive. There can be no assurance that, even if commercial quantities of proven and probable reserves are discovered, a profitable market will exist for the sale of the commodity in question. Factors beyond the Corporation’s control may affect the marketability of any substance discovered. Commodities prices have fluctuated widely, particularly in recent years. The commodities market is also affected by numerous other factors beyond the Corporation’s control, including government regulations relating to price, government sales of commodities, royalties, allowable production and the import and export of minerals, the impact of which cannot accurately be predicted.

Competition

The Corporation competes with many companies that have greater financial and technical resources than the Corporation for the acquisition of mineral titles as well as for the recruitment and retention of qualified employees.

Uninsured Risks

The Corporation could become liable for subsidence, pollution and other risks against which it cannot insure itself or chooses not to insure itself due to the high cost of premiums or for some other reason. Payment of such liabilities could decrease or even eliminate the funds available for exploration or mining activities.

Conflicts of Interest

Officers of the Corporation may act as officers of other public resource companies or hold material equity in other public resource companies. To the extent that these other companies can participate in ventures in which the Corporation may be involved, the Corporation’s directors may be in a conflict of interest in the negotiation or setting of conditions relating to the extent of this participation. If such a conflict of interest arises at a meeting of the directors of the Corporation, any director who is in such a conflict will abstain from voting on the question.

More than one company may participate, from time to time, in the acquisition, exploration and development of natural resource properties, which allows them to take part in larger-scale programs, participate in a greater number of programs and reduce the financial risks related to the same program. It may also happen that a specific company assigns all or part of its interest in a given program to another of these companies due to financial restrictions. In accordance with the legislation governing companies, the directors of the Corporation are bound to act honestly, in good faith and in the fundamental interests of the Corporation. In determining whether or not the Corporation will participate in a specific program and the interest it should acquire in such a program, the directors will primarily consider the degree of risk to which the Corporation may be exposed and its financial position at the time.

Dependence on Management

The Corporation is dependent on some of the members of its management, especially its president. The loss of their services could materially affect the Corporation.

Speculative Nature of the Securities of the Corporation

The Securities are speculative in nature due to the Corporation’s activities.  Mineral exploration is highly speculative and involves material risks.  The Securities are more suited to persons who can accept the risks inherent in holding shares of a mineral exploration company.  No guarantee can be given that an economical viable deposit will be discovered.

Flow-Through Common Shares

The tax treatment applicable with respect to mining activities and flow-through shares constitutes a major factor when considering an investment in the Flow-Through Common Shares.  There is no guarantee that the taxation laws and regulations and the current administrative practices of both the federal and provincial tax authorities will not be amended or construed in such a way that the tax considerations for a Subscriber of Flow-Through Common Shares will not be altered, and moreover there is no guarantee that there will not be any differences of opinion between the federal and provincial tax authorities, and the Corporation, with respect to the tax treatment of the Flow-Through Common Shares, the status of the Flow-Through Common Shares as “flow-through shares” under the Tax Act and whether or not the activities contemplated by the Corporation’s exploration and development programs qualify as CEE, Flow-Through Mining Expenditures (as such term is defined in the Tax Act) or both.

The income tax deductions and credits associated with Flow-Through Common Shares are most beneficial for investors whose income is subject to higher marginal tax rates.

No guarantee can be given that Canadian tax laws will not be amended, that the amendments announced with respect to such laws will be adopted or that the current administrative practices of the tax authorities will not be modified.  In addition, there is no guarantee that the projected tax deductions and credits will be accepted by the Canada Revenue Agency.  Consequently, the tax considerations for Subscribers holding or selling Flow-Through Common Shares could, in those circumstances, be fundamentally altered.

Provincial laws relating to the deduction of expenses renounced to Subscribers of Flow-Through Common Shares may differ in some provinces from federal laws and may provide less favourable tax treatment in recognizing amounts renounced on flow-through shares in calculating income for provincial tax purposes.

If the Corporation does not expend an amount equal to the proceeds from the subscriptions of the Flow-Through Common Shares so as to incur CEE prior to December 31, 2007, the Corporation may be required to restate the amount of expenses that it has renounced in favour of the Subscribers for Flow-Through Common Shares and such Subscribers will be reassessed and will be required to reverse the tax benefits arising from all or part of the renounced expenses.  Although the Subscription Agreement requires the Corporation to incur CEE prior to December 31, 2007, it may fail to do so and there is no guarantee that the Corporation will have the financial resources to adequately compensate Subscribers for that failure.  See “Canadian Federal Income Tax Considerations”.

PRIOR SALES

Since its incorporation, the Corporation has issued one common share to Strateco as part of the organization of the Corporation. Upon closing of the sale pursuant to the Cadiscor Agreement, 20,000,000 Common Shares shall be issued to Strateco, all of which will be distributed to the shareholders of Strateco, and 1,000,000 Common Shares, all of which are qualified by this Prospectus, will be issued to GéoNova.  See “Properties of the Corporation – Discovery Property”.

CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

In the opinion of Gowling Lafleur Henderson LLP, counsel to the Corporation, the following is, as of the date hereof, a fair and adequate summary of the principal Canadian federal income tax consequences generally applicable to Subscribers who have acquired Flow-Through Common Shares pursuant to this Offering and who, for the purposes of the Tax Act, are resident in Canada, hold such Flow-Through Common Shares as capital property and deal at arm’s length and are not affiliated with the Corporation (“holders”).  The Flow-Through Common Shares will generally be considered capital property to a holder thereof unless either the holder holds Flow-Through Common Shares in the course of carrying on a business or the holder has acquired the Flow-Through Common Shares in a transaction or transactions considered to be an adventure in the nature of trade.  All prospective Subscribers are advised to consult their own tax advisors.

This summary is based upon the current provisions of the Tax Act and the regulations thereunder, counsel’s understanding of the current published administrative practices of the Canada Revenue Agency (the “CRA”) and proposed amendments to the Tax Act and the regulations publicly announced by the Minister of Finance (Canada) prior to the date hereof (the “Proposed Amendments”).  This summary assumes that the Proposed Amendments will be enacted as proposed and does not take into account or anticipate any other changes in law, whether by way of judicial, legislative or governmental decision or action, nor does it take into account provincial, territorial or foreign income tax considerations.  No assurances can be given that the Proposed Amendments will be enacted as proposed, if at all, or that legislative, judicial or administrative changes will not modify or change the statements expressed herein.

This summary does not apply to holders: (i) that are “principal-business corporations” within the meaning of the Tax Act (generally, a corporation whose main business is related to the exploration of natural resources); (ii) whose business includes trading or dealing in rights, licenses or privileges to explore for, drill for or take minerals, oil, natural gas or other related hydrocarbons; (iii) that are “financial institutions” within the meaning of the “mark-to-market” rules contained in the Tax Act; or (iv) who, at any time, are subject to the “tax shelter investment” rules in the Tax Act.

This summary is based upon a representation by the Corporation that it will be a “principal-business corporation” for purposes of the Tax Act at all material times and assumes that the Corporation will make all tax filings in respect of the Flow-Through Common Shares and the renunciation of CEE in the manner and within the time required by the Tax Act and that all renunciations will be validly made.  While the Corporation has agreed to furnish each holder of Flow-Through Common Shares with information relevant to the holder’s Canadian federal and provincial income tax returns, the preparation and filing of those returns will remain the responsibility of each holder.  This summary further assumes that the Corporation will incur (or will be deemed to have incurred) sufficient CEE to enable it to renounce to holders of Flow-Through Shares all of the expenses covenanted to be renounced by the Corporation effective on or before December 31, 2006.  This summary is based on the Corporation being, and maintaining its status as a “principal-business corporation”, for the purposes of the Tax Act, at all material times, and assumes that any Flow-Through Common Shares will not be “prescribed shares” within the meaning of the Tax Act when they are issued.

The Canadian federal income tax consequences to a particular holder will vary depending on a number of factors, including the province of residence of a particular holder and the amount that would be the holder’s taxable income but for his or her subscription for Flow-Through Shares. The following discussion of the federal income tax consequences is, therefore, of a general nature only and is not exhaustive of all the income tax consequences and is not intended to constitute income tax advice to any particular holder.  Accordingly, holders should consult their own income tax advisors with respect to the income tax consequences of acquiring, holding and disposing of Flow-Through Common Shares.

Renunciation of Qualifying Expenditures in Respect of Flow-Through Common Shares

Subject to certain limitations and restrictions imposed by the Tax Act, CEE incurred by the Corporation with funds received from a holder pursuant to a Subscription Agreement may be renounced to such holder in accordance with the terms of the Subscription Agreement and the rules in the Tax Act and the CEE so renounced will be deemed to have been CEE incurred by such holder on the effective date of the renunciation.

A principal business corporation is entitled to renounce to holders of flow-through shares CEE incurred by it during the period ending 24 months after the end of the month in which the subscription agreements pertaining to such shares are entered into by the corporation less: (i) any previous renunciations with respect to such CEE; (ii) any portion of such CEE which is prescribed under the Tax Act as relating to overhead expenses; (iii) any portion of such CEE that are certain specified expenses in respect of seismic data; and (iv) any assistance that the corporation has received, is entitled to receive, or may reasonably be expected to receive at any time which is reasonably related to such CEE.

CEE incurred within a particular calendar year and renounced to holders effective on or before December 31 of that calendar year will be deemed to have been CEE incurred by such holders on the effective date in that particular calendar year.  Certain CEE which a principal business corporation plans to incur in the year following a particular calendar year may be renounced effective December 31 of the particular calendar year, provided that: (i) the subscription agreement is entered into in the particular year; (ii) the proceeds from the subscription are received in cash by the corporation before the end of the particular calendar year; (iii) such expenses are renounced in January, February or March of the following calendar year; and (iv) the holder to which such CEE are renounced deals at arm’s length with such corporation throughout such following calendar year (the “12 month look-back rule”).

If a holder enters into a Subscription Agreement with the Corporation and pays the full purchase price for the holder’s Flow-Through Common Shares in 2006, the Corporation may incur CEE qualifying for the 12 month look-back rule at any time up to December 31, 2007.    Provided the conditions in the Tax Act are met and the Corporation agrees to renounce the qualify CEE incurred in 2007 to the holder by March 31, 2007, and with an effective date of December 31, 2006, the holder will be deemed to have incurred that qualifying CEE at December 31, 2006.

If CEE renounced by the Corporation pursuant to the 12 month look-back rule are not actually incurred in 2007 by the Corporation, the amount of CEE renounced to holders with an effective date of December 31, 2006 must be reduced accordingly.  One result is that the holders will be reassessed for their 2006 taxation year.  However, a holder will not be liable for any penalty and will not be required to pay interest on any resulting increase in income tax payable as a result of such a reduction in CEE provided any unpaid tax liability is settled on or prior to April 30, 2008.

CEE deemed to have been incurred by a holder will be added to the cumulative CEE account of such holder. A holder may deduct in computing income from all sources for a taxation year such amount as may be claimed not exceeding 100% of the holder’s cumulative CEE account at the end of a taxation year.  The cumulative CEE account of a holder will be reduced by the amount of any “assistance” (such as a mining-related provincial tax credit) which he or she receives, becomes entitled to receive or may reasonably be expected to receive in respect of any CEE previously incurred and included in such cumulative CEE account.  To the extent that a holder does not deduct the balance of the holder’s cumulative CEE account at the end of a taxation year, the balance will be carried forward and the holder will be entitled to claim deductions in respect thereof in subsequent taxation years, subject to the rules regarding an acquisition of control of a corporate holder.  A holder who disposes of Flow-Through Common Shares will retain the entitlement to receive renunciations of CEE from the Corporation as described above as well as the ability to deduct any previously undeducted CEE deemed to have been incurred by the holder, and a subsequent purchaser of such Flow-Through Common Shares will not be entitled to any renunciation of CEE in respect of those shares.

In the event that the balance of a holder’s CEE pool is negative at the end of a taxation year, the negative amount must be included in the holder’s income for that taxation year and the balance of his or her cumulative CEE account will thereupon become nil.

If a holder purchases Flow-Through Common Shares directly through a registered retirement savings plan, registered retirement income fund, registered education savings plan, deferred profit sharing plan or other registered deferred-income plan, the tax benefits of the CEE will be not be available for deduction against such holder’s income.  For this and other reasons, Flow-Through Common Shares are normally not suitable investments for any such deferred-income plans.

Investment Tax Credit for Individuals (other than trusts)

A holder who is an individual (other than a trust) will be entitled to claim a non-refundable “flow-through mining expenditure” investment tax credit equal to 15% of CEE that qualifies as Flow-Through Mining Expenses and is incurred by the Corporation before 2008 and renounced to the holder under a subscription agreement entered into on or before March 31, 2007. This credit may be used to reduce the tax otherwise payable by a holder who is an individual, but the credit claimed reduces his or her cumulative CEE account for the year following the year in which it is claimed. As a result if an individual claims 100% of his or her cumulative CEE account as a deduction for a year in which he or she also claims the 15% investment tax credit, he or she may have a negative balance in his or her cumulative CEE account resulting in an income inclusion required for the individual in the following year.

Disposition of Flow-Through Shares

The initial cost of a Flow-Through Common Share for the purposes of the Tax Act is deemed to be nil. In computing the adjusted cost base of a holder’s Flow-Through Common Shares the cost of such shares must be averaged with the cost of any other shares of the Corporation of the same class held as capital property at that time (including for example any Common Shares issued to a holder as part of the Units and any Common Shares issued upon exercise of the Warrants).

Any disposition or deemed disposition (other than to the Corporation) of Flow-Through Common Shares will result in the realization of a capital gain (or capital loss) in the taxation year of the disposition to the extent the proceeds of disposition, net of any reasonable disposition costs, exceed (or are exceeded by) the adjusted cost base of such Flow-Through Shares.

A holder will generally be required to include one-half of the amount of any capital gain (a “taxable capital gain”) in income and may deduct one-half of the amount of any resulting capital loss (an “allowable capital loss”) against taxable capital gains. Allowable capital losses not deducted against capital gains in the taxation year in which they are realized generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any following taxation year against taxable capital gains realized in such years, to the extent and under the circumstances specified in the Tax Act.

A holder that is a Canadian-controlled private corporation (as defined in the Tax Act) may be liable to pay an additional refundable tax of 6 2/3% on its “aggregate investment income” for the year, which is defined to include an amount in respect of taxable capital gains.

A holder who is an individual resident in Québec may, in computing his taxable income for Québec income tax purposes in the taxation year in which he disposed of a Flow-Through Common Share, deduct an amount not exceeding the lesser of his eligible taxable capital gain amount, one-half of certain CEE incurred in the Province of Québec and renounced in his favour and his net taxable capital gain relating to resources properties.

Dividends

Dividends received or deemed to be received on the Flow-Through Common Shares will be included in computing the holder’s income.  In the case of an individual holder such dividends will be subject to the gross-up and federal dividend tax credit rules applicable in respect of taxable dividends received from a taxable Canadian corporation.   Proposed Amendments to enhance the dividend gross-up and tax credit mechanism reduce the tax payable on dividends paid after 2005 by public corporations that are taxable Canadian corporations.

Dividends received by a corporation on the Flow-Through Common Shares must be included in computing its income but generally will be deductible in computing its taxable income.  “Private corporations” (as defined in the Tax Act) and certain other corporations controlled by or for the benefit of an individual (other than a trust) or a related group of individuals (other than trusts) generally will be liable to pay a 33 1/3% refundable tax under Part IV of the Tax Act on dividends to the extent such dividends are deductible in computing taxable income.  This refundable tax generally will be refunded to a holder that is a private corporation at a rate of $1 for every $3 of taxable dividends paid while it is a private corporation.

Alternative Minimum Tax

Under the Tax Act, taxes payable by an individual and by most trusts will be the greater of the taxes otherwise determined and an alternative minimum tax computed by reference to such individual’s adjusted taxable income for the taxation year in excess of a $40,000 exemption and reduced by certain tax credits. In calculating adjusted taxable income for the purpose of computing the minimum tax, certain deductions and credits otherwise available are disallowed and certain amounts not otherwise included in income are included. The disallowed items include deductions claimed by the individual in respect of CEE in a particular taxation year to the extent such deductions exceed the individual’s resource income (including income attributable to a disposition of Canadian resource properties) in that year.  Four-fifths of any capital gain realized by the individual is included in calculating the individual’s adjusted taxable income rather than one-half. The federal rate of minimum tax is 16%. Whether and to what extent the tax liability of a particular holder will be increased by the alternative minimum tax will depend on the amount of such holder’s income, the sources from which it is derived, and the nature and amounts of any deductions such holder claims.

Any additional tax payable by an individual for the taxation year resulting from the application of the alternative minimum tax will be deductible in any of the seven immediately following taxation years in computing the amount that would, but for the alternative minimum tax, be such individual’s tax otherwise payable for any such year to the extent that such tax payable exceeds the individual’s alternative minimum tax calculation for that particular year.

Cumulative Net Investment Loss

One-half of the amount of the CEE renounced to a holder will be added to the holder’s cumulative net investment loss (“CNIL”) account, within the meaning of the Tax Act.  A holder’s CNIL account may impact a holder’s ability to access the $500,000 lifetime capital gains exemption available on the disposition of certain qualified small business corporation shares and farm property.

AUDITORS, TRANSFER AGENT AND REGISTRAR

The auditors of the Corporation are Petrie Raymond, L.L.P, chartered accountants, 255 Cremazie Blvd. East, Suite 1100, Montreal, Québec, H2M 1M2.

Computershare Investors Services Inc., 1500 University Street, Suite 700, Montreal, Québec H3A 3S8 acts as transfer agent and registrar for the Corporation’s common shares.

MATERIAL CONTRACTS

Since incorporation, the Corporation has entered into the following material contracts:

•

The agreement for the purchase of the Discovery Property and the Montbray Property dated May 10, 2006 referred to under “Properties of the Corporation”.

•

The Agency Agreement dated the date hereof between the Agent and the Corporation referred to under "Plan of Distribution".

•

The Warrant Indenture dated the date hereof between Computershare and the Corporation referred to under "Details of the Offering".

•

The Agreement dated June 1, 2006 between the Corporation, BBH and Strateco referred to under “Interest of Management and Others in Material Transactions”.

Copies of the aforementioned agreements and technical reports may be reviewed during the normal business hours at the Corporation’s head office at 1225 rue Gay-Lussac, Boucherville, Québec J4B 7K1.

LEGAL PROCEEDINGS

The Corporation is not a party to any legal proceedings affecting its assets, business or properties.

OTHER MATERIAL FACTS

There are no other material facts the omission of which is likely to affect the value or the market price of the shares of the Corporation.

PURCHASER’S STATUTORY RIGHTS

Securities legislation in certain of the provinces of Canada provides purchasers with the right to withdraw from an agreement to purchase securities. This right may be exercised within two business days after receipt or deemed receipt of a prospectus and any amendment. The securities legislation further provides a purchaser with remedies for rescission or, in some jurisdictions, damages where the prospectus contains a misrepresentation or is not delivered to the purchaser, provided that the remedies for rescission or damages are exercised by the purchaser within the time limit prescribed by the securities legislation of the purchaser’s province. The purchaser should refer to any applicable provisions of the securities legislation of the purchaser’s province for the particulars of these rights or consult with a legal adviser.

FINANCIAL STATEMENTS

Cadiscor Resources Inc.

Opening Balance Sheet

April 1st, 2006

Auditors’ Report

46

Opening Balance Sheet

47

Notes to Opening Balance Sheet

48

May 4, 2006

(except for note 3 which is as at August 2, 2006)

Auditors' Report

To the Directors of

Cadiscor Resources Inc.:

We have audited the opening balance sheet of Cadiscor Resources Inc. as at April 1st, 2006. This financial statement is the responsibility of the Company's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with Canadian generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

In our opinion, this opening balance sheet presents fairly, in all material respects, the financial position of the Company as at April 1st, 2006 in accordance with Canadian generally accepted accounting principles.

(signed) Petrie Raymond

Limited Liability Partnership
Chartered Accountants

Cadiscor Resources Inc.

Opening Balance Sheet
April 1st, 2006
Current assets
Subscription receivable	$ 1
Shareholder’s equity
Capital stock (note 2)	$ 1
On behalf of the board
(signed) Guy Hébert, Director

Cadiscor Resources Inc.
Notes to Opening Balance Sheet
April 1st, 2006
1. Incorporation
The Company is incorporated under the Canada Business Corporations Act.
2. Capital stock

The Company is authorized to issue an unlimited number of common shares and an unlimited number of  preferred shares that can be issued in one or several series composed of a number of shares with the rights, privileges, conditions and restrictions that are determined before they are issued by resolution of the Company’s members of the board, including the amount or the rate of preferred dividends, the date or  dates, and the location or locations of payment thereof, the price of purchase or redemption price, conversion privileges and voting rights, subject to the rights, privileges, conditions and restrictions related to the preferred shares, depending on their class.

Subscribed
1 common share	$ 1

3. Subsequent event – Public offering

On August 2, 2006, the Company entered into an agency agreement for the issue and sale of up to 5,590,000 flow-through common shares and 2,910,000 units of the Company at a price of $1.00 per share and $1.00 per unit, on a best efforts basis pursuant to a prospectus dated August 2, 2006.

Cadiscor Resources Inc.

Pro forma Balance Sheet

April 1st, 2006

Compilation Report

50

Pro Forma Balance Sheet

51

Notes to Pro Forma Balance Sheet

52

Compilation Report

To the directors of

Cadiscor Resources Inc.:

We have read the accompanying unaudited pro forma balance sheet of Cadiscor Resources Inc. as at April 1st, 2006 and have performed the following procedures:

1.

Compared the figures in the column captioned “Opening” to the audited opening balance sheet at that date, and found them to be in agreement.

2.

Made enquiries of certain officials of the Company who have responsibility for financial and accounting matters about:

a)

the basis for determination of the pro forma adjustments related to the acquisition of mining properties transaction, and

b)

whether the pro forma balance sheet complies as to form in all material respects with the Quebec’s Securities Act and related regulations.

The officials:

a)

described to us the basis for determination of the pro forma adjustments related to the acquisition of mining properties transaction, and

b)

stated that the pro forma balance sheet complies as to form in all material respects with the Quebec’s Securities Act and related regulations.

3.

Read the notes to the pro forma balance sheet, and found them to be consistent with the basis described to us for determination of the pro forma adjustments.

4.

Recalculated the application of the pro forma adjustments related to the acquisition of mining properties transaction to the aggregate of the amounts in the column captioned “Opening” and found the amounts in the column captioned “Total” to be arithmetically correct.

The pro forma balance sheet is based on the management’ assumptions and adjustments which are inherently subjective. The foregoing procedures are substantially less than either an audit or a review, the objective of which is the expression of assurance with respect to management’s assumptions, the pro forma adjustments, and the application of the adjustments to the historical financial information.  Accordingly, we express no such assurance. The foregoing procedures would not necessarily reveal matters of significance to the pro forma balance sheet, and we therefore make no representation about the sufficiency of the procedures for the purposes of a reader of such statement.

(signed) Petrie Raymond

Limited Liability Partnership

Chartered Accountants

Montréal (Québec)

May 10, 2006

Cadiscor Resources Inc.

Pro Forma Balance Sheet
April 1st, 2006

	Opening	Acquisition of mining properties	Total
Current assets
Subscription receivable	$1	$–	$1

Mining properties
Discovery	–	3,927,858	3,927,858
Cameron	–	772,314	772,314
Montbray	–	–	–
	–	4,700,172	4,700,172

Total assets	$1	$4,700,172	$4,700,173

Current liabilities
Balance of purchase price payable, without interest, payable at the latest August 30, 2006	–	1,475,000	1,475,000
Advances from the parent company, without interest	–	25,000	25,000
	–	1,500,000	1,500,000

Shareholder’s equity	1	3,200,172	3,200,173
Capital stock (note 4)

Total liabilities and shareholder’s equity	$1	$4,700,172	$4,700,173

On behalf of the Board

(signed) Guy Hébert	Director

(signed) Jean-Pierre Lachance	Director

Cadiscor Resources Inc.

Notes to Pro Forma Balance Sheet (unaudited)
April 1st, 2006

1.

Basis of presentation

The unaudited pro forma balance sheet of Cadiscor Resources Inc. “the Company” as at April 1st, 2006 has been prepared by management after giving effect to the acquisition of mining properties from Strateco Resources Inc. “Strateco”, the parent company. The pro forma balance sheet has been compiled based on the opening balance sheet of Cadiscor Resources Inc. as at April 1st, 2006.

The unaudited pro forma balance sheet as at April 1st, 2006 has been prepared as if the acquisition of mining properties transaction described in note 3 occurred on April 1st, 2006.

It is the management’s opinion that this pro forma balance sheet presents in all material respects, the acquisition of mining properties transaction described in note 3 in accordance with Canadian generally accepted accounting principles.

The pro forma balance sheet should be read in conjunction with the historical financial statements of Strateco Resources Inc. and notes thereto. The pro forma balance sheet is not to reflect the financial position which would have actually resulted had the transaction and other adjustments been completed on April 1st, 2006.

2.

Significant accounting policies

The pro forma balance sheet has been compiled using the significant accounting policies as set out in the audited financial statements of Strateco Resources Inc. for the year ended December 31, 2005.

3.

Acquisition of mining properties transactions

The directors of the parent company, Strateco Resources Inc., decided to transfer the Discovery, Cameron and Montbray mining properties at their carrying value to Cadiscor Resources Inc.; no value has been shown for the Montbray property because this property has been written off in the accounts of Strateco.  The material terms of the transaction are as follows:

a)

Acquisition of mining properties in consideration of 20,000,000 common shares with a stated value of $3,200,172 (representing approximately $0.16 per share).

b)

Pursuant to the Discovery property purchase agreement “the agreement” between Strateco and GéoNova Exploration Inc., the Company is still liable for a remaining balance of $1,475,000 to be paid on the purchase price.

c)

Pursuant to the agreement, the Company will reimburse an amount of $25,000 originally paid by Strateco, the parent company.

Cadiscor Resources Inc.

Notes to Pro Forma Balance Sheet (unaudited)
April 1st, 2006

4. Capital stock

The Company is authorized to issue an unlimited number of common shares and an unlimited number of preferred shares that can be issued in one or several series composed of a number of shares with the rights, privileges, conditions and restrictions that are determined before they are issued by resolution of the Company’s members of the board, including the amount or the rate of preferred dividends, the date or dates, and the location or locations of payment thereof, the price of purchase or redemption price, conversion privileges and voting rights, subject to the rights, privileges, conditions and restrictions related to the preferred shares, depending on their class.

	Number of shares		Amount
Common share subscribed	1		$1
Common shares issued in consideration of mining properties	20,000,000		3,200,172
		$
Total capital stock as at April 1st, 2006 after the acquisition of mining properties	20,000,001		3,200,173

AUDITORS’ CONSENT

We have read the prospectus of Cadiscor Resources Inc. dated August 2, 2006 relating to the issuance and sale of a maximum of $8,500,000 and minimum of $5,000,000 of Flow-through common shares and Units, each Unit consisting in one common share and one-half share purchase Warrant of the Corporation, each whole Warrant entitling to subscribe for one additional common share at the price of $1.25.  We have complied with Canadian generally accepted standards for an auditors’ involvement with offering documents.

We consent to the use in the above-mentioned prospectus of our audit report addressed to the directors of the Company on the opening balance sheet as at April 1st, 2006.  Our audit report is dated of May 4, 2006 (August 2, 2006 for note 3).

(signed) Petrie Raymond
Liability Limited Partnership
Chartered Accountants

August 2, 2006

CERTIFICATE OF THE CORPORATION

August 2, 2006

The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by Part 9 of the Securities Act (British Columbia), by Part 9 of the Securities Act (Alberta) and by Part XV of the Securities Act (Ontario) and the respective regulations thereunder.  This prospectus does not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed, within the meaning of the Securities Act (Québec) and the regulations thereunder.

CADISCOR RESOURCES INC.

(Signed) Michel Bouchard President	(Signed) Pauline Comtois Treasurer

On behalf of the Board of Directors

(Signed) Guy Hébert Director	(Signed) Jean-Pierre Lachance Director

CERTIFICATE OF THE PROMOTER

The foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by Part 9 of the Securities Act (British Columbia), by Part 9 of the Securities Act (Alberta) and by Part XV of the Securities Act (Ontario) and the respective regulations thereunder.  This prospectus does not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed, within the meaning of the Securities Act (Québec) and the regulations thereunder.

STRATECO RESOURCES INC. By: (Signed) Guy Hébert President

CERTIFICATE OF THE AGENT

August 2, 2006

To the best of our knowledge, information and belief, the foregoing constitutes full, true and plain disclosure of all material facts relating to the securities offered by this prospectus as required by Part 9 of the Securities Act (British Columbia), by Part 9 of the Securities Act (Alberta) and by Part XV of the Securities Act (Ontario) and the respective regulations thereunder.  To our knowledge, this prospectus does not contain any misrepresentation likely to affect the value or the market price of the securities to be distributed, within the meaning of the Securities Act (Québec) and the regulations thereunder.

DUNDEE SECURITIES CORPORATION By: (Signed) Robert Klassen

CANACCORD CAPITAL CORPORATION	HAYWOOD SECURITIES INC.
By: (signed) Ali Pejman	By: (signed) Keith Peck

SCHEDULE “A”

SUBSCRIPTION AGREEMENT

THIS AGREEMENT dated _____, 2006.

BETWEEN

THE PERSONS LISTED AS PURCHASERS IN APPENDIX I TO THIS AGREEMENT

(the “Purchasers”);

AND

CADISCOR RESOURCES INC., having an office at 1225 rue Gay-Lussac, Boucherville, Quebec, J4B 7K1

(the “Corporation”).

WHEREAS each of the Purchasers has agreed to purchase, and the Corporation has agreed to sell, the number of flow-through shares (the “Flow-Through Shares”) set forth across from the Purchaser’s name on Appendix I to this Agreement;

THEREFORE, upon payment for the Flow-Through Shares by the Purchasers, and execution of this Agreement by Dundee Securities Corporation, as agent for the Purchasers and by the Corporation, the Purchasers and the Corporation hereby irrevocably agree to be bound by the terms and conditions set forth in Appendix II to this Agreement with respect to the Flow-Through Shares.

EXECUTED by Dundee Securities Corporation, as agent for the Purchasers, this _______ day of ________________, 2006.

DUNDEE SECURITIES CORPORATION

Per:
Authorized Signatory

EXECUTED by the Corporation this _____ day of _______________________, 2006

CADISCOR RESOURCES INC.

Per:
Authorized Signatory

APPENDIX I
TO THE SUBSCRIPTION
AGREEMENT

Name of Purchaser	Address and Telephone Number of Purchaser	Number of Flow-Through Shares Purchased	Social Insurance Number (If Purchaser is an Individual)

APPENDIX II
TO THE SUBSCRIPTION
AGREEMENT

TERMS AND CONDITIONS GOVERNING
FLOW-THROUGH SHARES

WHEREAS:

A.

Cadiscor Resources Inc. (the “Corporation”) has certain interests in mineral resource properties situated in Canada (collectively, the “Property”);

B.

The Corporation is a “principal-business corporation” as that phrase is defined in subsection 66(15) of the Income Tax Act of Canada (the “ITA”);

C.

It is the intention of the Corporation, either alone or in conjunction with others, to carry out or participate in an exploration program on the Property for the purpose of determining the existence, location, extent and quality of the mineral resources located thereon (the “Exploration Program”);

D.

The expenses incurred in performing the Exploration Program will qualify as:

(i)

“Canadian exploration expense” as described in paragraph (f) or (g) of the definition thereof in subsection 66.1(6) of the ITA if they are incurred in 2006 and as described in paragraph (f) of the definition thereof in that subsection if they are incurred in 2007 (other than expenditures which constitute “Canadian exploration and development overhead expense” (“CEDOE”) as prescribed for the purposes of paragraph 66(12.6)(b) of the ITA and seismic expenses specified in paragraph 66(12.6)(b.1) of the ITA), and

(ii)

“flow-through mining expenditures” for the purposes of the ITA (the “FTME Credit”) to the extent such expenditures are incurred or deemed to have been incurred on or before December 31, 2007 (the “FTME Deadline”) and, for greater certainty, those expenses will be incurred by conducting mining exploration activities from or above the surface of the earth for the purpose of determining the existence, location, extent or quality of a “mineral resource” (as that phrase is defined in the ITA) which is a base or precious metal deposit, or a mineral deposit in respect of which:

(A)

the federal Minister of Natural Resources has certified that the principal mineral extracted is an industrial mineral contained in a non-bedded deposit,

(B)

the principal mineral extracted is ammonite gemstone, calcium chloride, diamond, gypsum, halite, kaolin or sylvite, or

(C)

the principal mineral extracted is silica that is extracted from sandstone or quartzite;

and which is not an expense in respect of:

(D)

trenching, if one of the purposes of the trenching is to carry out preliminary sampling (other than Specified Sampling),

(E)

digging test pits (other than digging test pits for the purpose of carrying out Specified Sampling), and

(F)

preliminary sampling (other than Specified Sampling),

(iii)

expenses which qualify for inclusion in the “exploration base relating to certain Québec exploration expenses” as defined for purposes of the application of section 726.4.9 of the Taxation Act (Québec), and

(iv)

expenses which qualify for inclusion in the “exploration base relating to certain Québec surface mining or oil and gas exploration expenses” as defined for purposes of the application of section 726.4.17.2 of the Taxation Act (Québec), which qualifying expenses are collectively hereinafter referred to as “Qualifying Expenses”;

E.

Certain persons (individually, the “Purchaser”) have agreed to fund, in part, the Exploration Program by purchasing Flow-Through Shares in accordance with the terms of this Agreement; and

F.

The Corporation has agreed to apply the Flow-Through Funds to carry out the Exploration Program and to renounce the Qualifying Expenses associated therewith to the Purchaser in accordance with the terms of this Appendix.

1.

DEFINITIONS

In this Appendix, the following words have the following meanings unless otherwise indicated:

(a)

“Agent” means Dundee Securities Corporation or one of its sub-agents;

(b)

“Agreement” means the subscription agreement between the Corporation and the Purchaser dated for reference August 2, 2006 pursuant to which they irrevocably agreed to be bound by the terms and conditions set forth in this Appendix and, for greater certainty, includes this Appendix;

(c)

“Appendix” means this Appendix II;

(d)

“CRA” means the Canada Revenue Agency;

(e)

“CEDOE” has the meaning set forth in recital D above;

(f)

“Closing” means the completion of the sale and purchase of the Flow-Through Shares;

(g)

“Closing Year” means the calendar year in which the Closing takes place;

(h)

“Exploration Account” has the meaning set out in the provisions under the heading FLOW-THROUGH SHARES below;

(i)

“Exploration Program” has the meaning set forth in recital C above;

(j)

“Flow-Through Funds” means $1.00 per Flow-Through Share;

(k)

“Flow-Through Shares” means the previously unissued common shares of the Corporation that constitute “flow-through shares” as defined in subsection 66(15) of the ITA and having the special “flow-through” features described in this Appendix and in the Prospectus;

(l)

“ITA” has the meaning set forth in recital B above;

(m)

“Notice Requirement” has the meaning set out in the provisions under the heading SCHEDULE FOR INCURRING QUALIFYING EXPENSES below;

(n)

“Property” has the meaning set forth in recital A above;

(o)

“Purchaser” has the meaning set forth in recital E above;

(p)

“Qualifying Expenses” has the meaning set forth in recital D above;

(q)

“Prospectus” means the prospectus of the Corporation dated August 2, 2006; and

(r)

“Specified Sampling” means the collecting and testing of samples in respect of a “mineral resource” (as that phrase is defined in the ITA) except that specified sampling does not include:

(i)

the collecting or testing of a sample that, at the time the sample is collected, weighs more than 15 tonnes, and

(ii)

the collecting or testing of a sample collected at any time in a calendar year in respect of any one “mineral resource” if the total weight of all such samples collected (by the Corporation, any partnership of which it is a member or any combination of the Corporation and any such partnership) in the period in the calendar year that is before that time (other than samples each of which weighs less than one tonne) exceeds 1,000 tonnes.

2.

FLOW-THROUGH SHARES

Following receipt by the Corporation of the Flow-Through Funds from the Purchaser and on acceptance of this Agreement by the Corporation, the Corporation will:

(a)

deposit an amount equal to the Flow-Through Funds in a bank account (the “Exploration Account”) established by the Corporation for the purpose of financing the Exploration Program; and

(b)

issue to the Purchaser the number of Flow-Through Shares subscribed and paid for by the Purchaser.

3.

ADDITIONAL PURCHASERS TO PARTICIPATE IN THE PROGRAM

The Purchaser acknowledges that the Corporation has entered into and will be entering into agreements similar to this Agreement with other persons in respect of Flow-Through Shares.  Such agreements will be made and be dated for reference the same date as this Agreement.  An amount equal to any Flow-Through Funds paid to the Corporation pursuant to the terms of such agreements will also be deposited in the Exploration Account.  If the Corporation, however, sells rights to acquire, or issues, “flow-through” common shares pursuant to private placements or pursuant to other public offerings, any subscription funds received from such private placements or public offerings will be deposited into a bank account separate from the Exploration Account and will not be commingled with the funds deposited in the Exploration Account, it being the intention of the Corporation that a separate subscriber’s Exploration

Account be established for each such private placement or public offering.  The Corporation will expend each subscriber’s Exploration Account in the order of:

(a)

the reference date of any private placement “flow-through” subscription agreements entered into for such private placements; and

(b)

the date of closing of such public offerings,

such that the subscription funds from the oldest “flow-through” financing will always be spent first and renunciation made in respect of such expenditures before any renunciations are made in respect of any Qualifying Expenses that are financed from subsequent “flow-through” financings.

4.

APPLICATION OF EXPLORATION ACCOUNT

Subject to the Corporation’s right to revise the Exploration Program as provided in the provisions under the heading REVISION OF EXPLORATION PROGRAM below, the Corporation will apply the Flow-Through Funds deposited in the Exploration Account exclusively for the purpose of performing the Exploration Program and the Corporation will only apply such funds to incur expenditures which are Qualifying Expenses.

5.

ACCRUED INTEREST ON EXPLORATION ACCOUNT

The Purchaser acknowledges that any interest accruing on Flow-Through Funds in the Exploration Account will accrue to the sole benefit of the Corporation and may be applied by the Corporation for general corporate purposes.

6.

SCHEDULE FOR INCURRING QUALIFYING EXPENSES

6.1

Unless the Purchaser gives notice to the Corporation or the Corporation gives notice to the Purchaser to the contrary (the “Notice Requirement”) during the period of time described in sections 6.2 and 6.3 hereof , for the purposes of this Agreement the Purchaser will be deemed to be dealing with the Corporation at “arm’s length”, as that term is used in the ITA.

6.2

If the Notice Requirement has not been fulfilled prior to December 31 of the Closing Year, the Corporation will expend the Flow-Through Funds in the Exploration Account between the date this Agreement is entered into and the end of the year after the Closing Year.

6.3

If the Notice Requirement has been fulfilled prior to December 31 of the Closing Year, the Corporation will expend as much of the Flow-Through Funds in the Exploration Account as is commercially reasonable between the date this Agreement is entered into and the end of the Closing Year and, thereafter, will expend the balance of the Flow-Through Funds in the Exploration Account before the end of the year after the Closing Year.

7.

CORPORATION TO RENOUNCE QUALIFYING EXPENSES IN FAVOUR OF PURCHASER

7.1

Subject to the provisions of section 7.2 hereof, the Corporation will, within the times set out below and in accordance with the provisions of subsections 66(12.6) and 66(12.66) of the ITA, take all necessary steps to renounce in favour of the Purchaser, the amount of Qualifying Expenses incurred by it using the Flow-Through Funds in the Exploration Account under the Exploration Program during the periods specified below less the amount, if any, of the assistance, as that latter term is defined in subsection 66(15) of the ITA, that the Corporation received, is entitled to receive or can reasonably be expected to receive at any time, and that can reasonably be related to such Qualifying Expenses:

(a)

if the Notice Requirement has not been fulfilled prior to March 15 of the year following the Closing Year, the Corporation will renounce, on or after March 15 and before March 31 of the year following the Closing Year, effective December 31 of the Closing Year:

(i)

the Qualifying Expenses it has incurred between the date of Closing and the end of February of the year following the Closing Year, and

(ii)

the Qualifying Expenses it has incurred or plans to incur between March 1 and December 31 of the year following the Closing Year; or

(b)

if the Notice Requirement has been fulfilled prior to March 15 of the year following the Closing Year, the Corporation will renounce:

(i)

on or after March 15 and before March 31 of the calendar year following the Closing Year, effective December 31 of the Closing Year, Qualifying Expenses it has incurred between the date of Closing and the end of the Closing Year, and

(ii)

before March of the second calendar year following the Closing Year, the Qualifying Expenses it has incurred in the calendar year following the Closing Year.

7.2

The aggregate Qualifying Expenses renounced to the Purchaser will not be less than nor greater than the aggregate consideration paid by the Purchaser for Flow-Through Shares.

8.

CORPORATION TO FILE PRESCRIBED FORM IN RESPECT OF RENUNCIATIONS WITH THE CANADA REVENUE AGENCY

The Corporation will file, in respect of each renunciation made pursuant to this Agreement, before the last day of the month following the date of making such renunciation, such information returns with the CRA as are prescribed by subsection 66(12.7) of the ITA and will send concurrently a copy of such information returns to the Purchaser.

9.

CORPORATION TO FILE COPY OF AGREEMENT OR PROSPECTUS WITH CANADA REVENUE AGENCY

The Corporation will file, together with a copy of the Prospectus or this Agreement, the prescribed form referred to in subsection 66(12.68) of the ITA with the CRA on or before the last day of the month following the earlier of:

(a)

the month in which the Corporation’s acceptance under the provisions under the heading CORPORATION’S ACCEPTANCE below occurs; and

(b)

the month in which the Prospectus is first delivered to a potential investor.

10.

WARRANTIES

10.1

The Purchaser acknowledges, represents, warrants and covenants to and with the Corporation that, as at the effective date of the Prospectus and at the Closing:

(a)

the Purchaser is at arm’s length (as that term is used in the ITA) with the Corporation and, notwithstanding the fulfilment or non-fulfilment of the Notice Requirement, the Purchaser acknowledges that if at any time during the year following the Closing Year, the Purchaser is not at arm’s length with the Corporation and the Corporation renounces Qualifying Expenses it incurs or plans to incur pursuant to paragraph (a) of section 7.1 above, notwithstanding the provisions of that paragraph, the renunciation in relation to any Qualifying Expenses incurred in the year following the Closing Year will not be effective December 31 of the Closing Year and, as a result, the Purchaser:

(i)

may be subject to increased income tax liabilities for the Closing Year; and

(ii)

may be required to file appropriate amendments to the Purchaser’s income tax return for the Closing Year and other years; and

(b)

if:

(i)

the Corporation has not accepted the subscription by the Purchaser for Flow-Through Shares pursuant to the provisions under the heading CORPORATION’S ACCEPTANCE below, or

(ii)

the Purchaser has not paid in money the Flow-Through Funds to the Corporation,

on or before December 31 of a particular year, the Purchaser will not be entitled to have any Qualifying Expenses which are incurred after the particular year renounced to the Purchaser effective December 31 of the particular year, pursuant to section 7.1 above and, as a result, the Purchaser:

(iii)

may be subject to increased tax liabilities for the particular year; and

(iv)

may be required to file appropriate amendments to the Purchaser’s income tax return for the particular year and other years,

and the Purchaser agrees that the above acknowledgements, representations, warranties and covenants in this subsection will be true and correct both as of the Purchaser’s execution of this Agreement and as of the Closing.

10.2

The Corporation represents, warrants and covenants that, as of the effective date of the Prospectus and at the Closing:

(a)

the Corporation is, and at all material times will remain, a “principal-business corporation” within the meaning prescribed by subsection 66(15) of the ITA;

(b)

the Flow-Through Shares will qualify as “flow-through shares” as defined in subsection 66(15) of the ITA and in particular will not be prescribed shares as defined in section 6202.1 of the regulations to the ITA;

(c)

if the Corporation amalgamates or otherwise merges with any one or more companies, any shares issued to or held by the Purchaser as a replacement for Flow-Through Shares as a result of such amalgamation or merger will qualify, whether by virtue of subsection 87(4.4) of the ITA or otherwise, as “flow-through” shares as described in subsection 66(15) of the ITA and in particular will not be prescribed shares as defined in section 6202.1 of the regulations to the ITA; and

(d)

the Corporation will incur expenses which are Qualifying Expenses in an amount which equals the gross proceeds derived from the sale of Flow-Through Shares to the Purchaser, renounce that amount to the Purchaser and otherwise comply with its obligations as set forth in this Appendix, and the Corporation agrees that the above representations, warranties and covenants in this subsection will be true and correct both as of the Corporation’s execution of this Agreement and as of the Effective Date.

11.

NO RENUNCIATION TO THIRD PARTIES, AND ALLOCATION OF RENOUNCED AMOUNTS OR REDUCTIONS THEREOF

The Corporation will not renounce any Qualifying Expenses in respect of its Exploration Program in favour of any person other than the Purchaser and the other purchasers who purchase Flow-Through Shares.  For the purpose of determining the extent to which the Flow-Through Funds received by the Corporation from the Purchaser have been the subject of renunciation under the ITA, the total amount expended from the Exploration Account on Qualifying Expenses will be allocated among the Purchaser and the other purchasers who purchase Flow-Through Shares, on a basis pro rata to the relative amounts of their respective contributions of flow-through funds.  If, despite section 6 hereof, the Corporation does not expend the total amount from the Exploration Account on Qualifying Expenses before the end of the year after the Closing Year or, despite section 7 hereof, the Corporation does not renounce that total amount to the Purchaser and the other purchasers who purchase Flow-Through Shares effective December 31 of the Closing Year, then the Corporation will take such steps as may be necessary or desirable so that resulting adjustments to income tax deductions and credits for Qualifying Expenses the Purchaser and those other purchasers claimed on their tax returns will be allocated among them on a basis pro rata to the relative amounts of their respective contributions of flow-through funds.

12.

CORPORATION NOT TO CLAIM A DEDUCTION OR CREDIT IN RESPECT OF RENOUNCED QUALIFYING EXPENSES

The Corporation acknowledges that it has no right to claim any deduction or credit for Canadian exploration expense, or depletion of any sort, in respect of any Qualifying Expenses that the Corporation renounces in favour of the Purchaser pursuant to this Agreement and covenants not to claim any such deduction or credit when preparing its tax returns from time to time.

13.

CORPORATION’S ACCOUNTS AND INCOME TAX FILINGS

The Corporation will maintain proper accounting books and records, and will make all income tax filings as and when required under the ITA, relating to the Qualifying Expenses it incurs and renounces pursuant to this Agreement.

14.

NO DISSEMINATION OF CONFIDENTIAL INFORMATION

The Corporation will be entitled to hold confidential all exploration information relating to any program on which any portion of the Flow-Through Funds is expended pursuant to this Agreement and it will not be obligated to make such information available to the Purchaser except in the manner and at such time as it makes any such information available to its shareholders or to the public pursuant to the rules and policies of any stock exchange or laws, regulations or policies of any province.

15.

REVISION OF EXPLORATION PROGRAM

While it is the present intention of the Corporation to undertake the Exploration Program, it is the nature of mining exploration that data and information acquired during the conduct of an exploration program may alter the initially proposed Exploration Program and the Corporation expressly reserves the right to alter the Exploration Program on the advice of its technical staff or consultants and further reserves the right to substitute other exploration programs on which to expend part of the Flow-Through Funds, provided such programs entail the incurrence of exploration expenses which are described in paragraph 66(12.66)(b) of the ITA and are otherwise capable of renunciation by the Corporation to the Purchaser pursuant to this Agreement.

16.

OTHER FLOW-THROUGH SHARE SALES

The Purchaser acknowledges that there may be other sales of Flow-Through Shares, some or all of which may occur after the acquisition of Flow-Through Shares by the Purchaser.  The Purchaser further acknowledges that there is a risk that insufficient funds may be raised from the sale of Flow-Through Shares to fund the Corporation’s objectives described in the Prospectus, if any, and that it is possible that no Flow-Through Shares may be purchased after the Purchaser has done so.

17.

CORPORATION’S ACCEPTANCE

This Agreement, when executed by the Agent on the Purchaser’s behalf and delivered to the Corporation, will constitute a subscription for Flow-Through Shares which will not be binding on the Corporation until accepted by the Corporation by executing this Agreement in the space provided on the first page of this Agreement and, notwithstanding the reference date on that page, if the Corporation accepts the subscription by the Purchaser, this Agreement will be entered into on the date of such execution by the Corporation.

18.

MISCELLANEOUS

18.1

The Purchaser hereby irrevocably authorizes the Agent, in its sole discretion:

(a)

to act as the Purchaser’s representative to receive certificates for Flow-Through Shares subscribed for and to execute in his, her or its name and on his, her or its behalf all closing receipts and documents required; and

(b)

to waive, in whole or in part, any representations, warranties, covenants or conditions for the benefit of the Purchaser contained herein or in any agreement or document ancillary or related thereto.

18.2

This Agreement is not assignable or transferable by either of the parties hereto without the express written consent of the other party hereto.

18.3

Time is of the essence of this Agreement.

18.4

Except as expressly provided in this Agreement and in the Prospectus, agreements, instruments and other documents contemplated or provided for herein, this Agreement contains the entire agreement between the parties with respect to Flow-Through Shares and there are no other terms, conditions, representations or warranties whether expressed, implied, oral or written, by statute, by common law, by the Corporation, by the Agent, or by anyone else.

18.5

The parties to this Agreement may amend this Agreement only in writing.

18.6

This Agreement enures to the benefit of and is binding upon the parties to this Agreement and their successors and permitted assigns.

18.7

A party to this Agreement will give all notices to or other written communications with the other party to this Agreement concerning this Agreement by hand or by registered mail addressed to such party, in the case of the Corporation to the address given in the Prospectus and in the case of the Purchaser, c/o the Agent at its address given in the Prospectus.

18.8

This Agreement is to be read with all changes in gender or number as required by the context.

18.9

This Agreement will be governed by and construed in accordance with the laws of Ontario, and the parties hereto irrevocably attorn and submit to the jurisdiction of the courts of Ontario with respect to any dispute related to this Agreement.

END OF APPENDIX II